                                                        Exhibit 10

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                        CONSOLIDATED STORES CORPORATION
                               C.S. ROSS COMPANY





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                                CREDIT AGREEMENT

                            Dated as of May 27, 1994




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                          NATIONAL CITY BANK, COLUMBUS
                                 NBD BANK, N.A.
                            BANK ONE, COLUMBUS, N.A.
                        THE BANK OF TOKYO TRUST COMPANY




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                            FORM 10Q - Page 12 of 88

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
                                                         TABLE OF CONTENTS

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Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 1 - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

     Subsection 1.1.   Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Subsection 1.2.   Accounting Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     Subsection 1.3.   Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . .   18

SECTION 2 - AMOUNT AND TERMS OF COMMITMENT AND LOANS  . . . . . . . . . . . . . . . . . . . . . . . . .   18

     Subsection 2.1.   Commitment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     Subsection 2.2.   Revolving Nature of Credit   . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     Subsection 2.3.   Types of Revolving Credit Loans  . . . . . . . . . . . . . . . . . . . . . . . .   18
     Subsection 2.4.   Procedures With Respect to Prime Loans and
                       CD Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
     Subsection 2.5.   Conversion of Certain Loans  . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     Subsection 2.6.   Procedures With Respect to Negotiated Loans
                       and Eurodollar Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     Subsection 2.7.   Certain Matters With Respect to Loans  . . . . . . . . . . . . . . . . . . . . .   21
     Subsection 2.8.   Conditions to Each Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
     Subsection 2.9.   Warranty   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
     Subsection 2.10.  Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
     Subsection 2.11.  Recordkeeping  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
     Subsection 2.12.  Interest Rates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
     Subsection 2.13.  Interest Payment Dates   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
     Subsection 2.14.  Interest Periods   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
     Subsection 2.15.  Setting and Notice of Domestic CD Rate
                       (Adjusted)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     Subsection 2.16.  Commitment Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     Subsection 2.17.  Termination or Reduction of Commitment   . . . . . . . . . . . . . . . . . . . .   23
     Subsection 2.18.  Optional Prepayments of Prime Loans  . . . . . . . . . . . . . . . . . . . . . .   23
     Subsection 2.19.  Computation of Interest and Fees   . . . . . . . . . . . . . . . . . . . . . . .   23
     Subsection 2.20.  Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
     Subsection 2.21.  Use of Proceeds of Revolving Credit Loans  . . . . . . . . . . . . . . . . . . .   24
     Subsection 2.22.  Increased Taxes or Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
     Subsection 2.23.  Changes in Circumstances   . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
     Subsection 2.24.  Funding Losses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

SECTION 3 - LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

     Subsection 3.1.   Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
     Subsection 3.2.   Notice of Issuance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
     Subsection 3.3.   Payment of Amounts Drawn Under Letters of Credit   . . . . . . . . . . . . . . .   27
     Subsection 3.4.   Payment by Banks   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
     Subsection 3.5.   Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
     Subsection 3.6.   Obligations Absolute   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
     Subsection 3.7.   Increased Costs and Changed Circumstances  . . . . . . . . . . . . . . . . . . .   30

SECTION 4 - TERM LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

     Subsection 4.1.   Procedure for Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
     Subsection 4.2.   Optional Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

SECTION 5 - REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

     Subsection 5.1.   Corporate Existence; Compliance with Law   . . . . . . . . . . . . . . . . . . .   31
     Subsection 5.2.   Corporate Power; Authorization; Enforceable
                       Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     Subsection 5.3.   No Legal Bar   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     Subsection 5.4.   No Material Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32





                            FORM 10Q - Page 13 of 88

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
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     Subsection 5.5.  No Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
     Subsection 5.6.  Federal Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
     Subsection 5.7.  Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
     Subsection 5.8.  Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
     Subsection 5.9.  Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
     Subsection 5.10. No Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
     Subsection 5.11. Ownership of Property; Liens . . . . . . . . . . . . . . . . . . . . . . . . . .    33
     Subsection 5.12. Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
     Subsection 5.13. ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
     Subsection 5.14. CSC Ohio Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    34

SECTION 6 - CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

     Subsection 6.1.  Conditions to Initial Revolving Credit Loans . . . . . . . . . . . . . . . . . .    34
     Subsection 6.2.  Conditions to All Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35

SECTION 7 - AFFIRMATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

     Subsection 7.1.  Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
     Subsection 7.2.  Certificates; Other Information  . . . . . . . . . . . . . . . . . . . . . . . .    37
     Subsection 7.3.  Payment of Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
     Subsection 7.4.  Conduct of Business and Maintenance of Existence . . . . . . . . . . . . . . . .    38
     Subsection 7.5.  Maintenance of Property; Insurance . . . . . . . . . . . . . . . . . . . . . . .    38
     Subsection 7.6.  Inspection of Property; Books and Records;
                      Discussions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38
     Subsection 7.7.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38

SECTION 8 - NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

     Subsection 8.1.  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
     Subsection 8.2.  Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
     Subsection 8.3.  Prohibition of Fundamental Changes . . . . . . . . . . . . . . . . . . . . . . .    40
     Subsection 8.4.  Current Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
     Subsection 8.5.  Limitation on Advances and Dividends . . . . . . . . . . . . . . . . . . . . . .    41
     Subsection 8.6.  Consolidated Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
     Subsection 8.7.  Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
     Subsection 8.8.  No Change in Fiscal-Year Period  . . . . . . . . . . . . . . . . . . . . . . . .    41
     Subsection 8.9.  Transactions with CSC Affiliates . . . . . . . . . . . . . . . . . . . . . . . .    41

SECTION 9 - ADDITIONAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

     Subsection 9.1.  Sale of Stock or Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
     Subsection 9.2.  Merger and Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
     Subsection 9.3.  Distributions, Optional Subordinated Debt
                      Payments and Restricted Investments  . . . . . . . . . . . . . . . . . . . . . .    45
     Subsection 9.4.  Liens and Encumbrances . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
     Subsection 9.5.  Consolidated Adjusted Net Worth Tests  . . . . . . . . . . . . . . . . . . . . . .  48
     Subsection 9.6.  Consolidated Adjusted Funded Debt Tests  . . . . . . . . . . . . . . . . . . . . .  48
     Subsection 9.7.  CSC Ohio Subsidiary Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . .  48
     Subsection 9.8.  Sale and Leaseback Transactions  . . . . . . . . . . . . . . . . . . . . . . . . .  49
     Subsection 9.9.  Fixed Charge Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     Subsection 9.10. ERISA Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     Subsection 9.11. Transactions with CSC Affiliates . . . . . . . . . . . . . . . . . . . . . . . . .  50

SECTION 10 - EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

SECTION 11 - AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53

     Subsection 11.1. Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     Subsection 11.2. Delegation of Duties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     Subsection 11.3. Exculpatory Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     Subsection 11.4. Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53





                                                     FORM 10Q - Page 14 of 88

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     Subsection 11.5. Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
     Subsection 11.6. Non-Reliance on Agent and Other Banks  . . . . . . . . . . . . . . . . . . . . .    54
     Subsection 11.7. Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54
     Subsection 11.8. Agent in Its Individual Capacity . . . . . . . . . . . . . . . . . . . . . . . .    54
     Subsection 11.9. Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54

SECTION 12 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

     Subsection 12.1. Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
     Subsection 12.2. Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
     Subsection 12.3. No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . .    56
     Subsection 12.4. Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . .    56
     Subsection 12.5. Payment of Expenses and Taxes  . . . . . . . . . . . . . . . . . . . . . . . . .    56
     Subsection 12.6. Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
     Subsection 12.7. Governing Law; No Third Party Rights . . . . . . . . . . . . . . . . . . . . . .    57
     Subsection 12.8. Adjustments; Set-Off   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    57
     Subsection 12.9. Joint and Several Obligations  . . . . . . . . . . . . . . . . . . . . . . . . .    58
     Subsection 12.10. Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
     Subsection 12.11. Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58
     Subsection 12.12. Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    58

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

SCHEDULES

     Schedule 3.1 - Pre-Existing Letters of Credit
     Schedule 5.11 - Exceptions to Title to Property
     Schedule 5.13 - ERISA Matters
     Schedule 5.14 - CSC Ohio Subsidiaries
     Schedule 8.2(f) - Liens

EXHIBITS

     Exhibit 1.1-1 - Form of Credit Guarantee of CSC Parent Companies
     Exhibit 1.1-2 - Form of Credit Guarantee of CSC Ohio Subsidiaries
     Exhibit 1.1-3 - Form of DLCF Note
     Exhibit 2.10 - Form of Revolving Credit Note
     Exhibit 4.1 - Form of Term Note
     Exhibit 6.1(c) - Form of Legal Opinion
     Exhibit 6.1(i) - Form of Borrowing Certificate





                                                     FORM 10Q - Page 15 of 88

        CREDIT AGREEMENT, dated as of May 27, 1994, among (a) CONSOLIDATED STORES CORPORATION, an Ohio corporation ("CSC Ohio"), and C.S. ROSS COMPANY, an Ohio corporation and wholly owned subsidiary of CSC Ohio ("CSRC") (collectively, the "Borrowers"), (b) NATIONAL CITY BANK, COLUMBUS, a national banking association ("National City"), NBD BANK, N.A., a national banking association ("NBD"), BANK ONE, COLUMBUS, N.A., a national banking association ("Bank One"), and THE BANK OF TOKYO TRUST COMPANY, a banking corporation organized under New York state law ("Bank of Tokyo") (collectively, the "Banks") and (c) NATIONAL CITY, as agent for the Banks (in such capacity, the "Agent").

        The parties hereto hereby agree as follows:

        SECTION 1.  DEFINITIONS.
                    -----------
        1.1.  DEFINED TERMS.   As used in this Agreement, the following terms
shall have the following meanings:

                "ASRC PERIOD" shall mean the period from August 1 through November 30 each year.

                "ASDL PERIOD" shall mean the period from May 1 through July 31 each year.

                "ADDITIONAL SEASONAL COMMITMENT" shall mean $20,000,000 or such lesser amount as may be determined pursuant to subsection 2.17, PROVIDED that the Additional Seasonal Commitment shall be considered to be in effect hereunder and available for use only during the ASRC Period.

                "ADDITIONAL SEASONAL DLCF LIMIT" shall mean $25,000,000, PROVIDED that the Additional Seasonal DLCF Limit shall be considered to be in effect hereunder and available for use only during the ASDL Period.

                "ADJUSTED FUNDED DEBT" shall mean, with respect to any Person and without duplication:

                (a)  Indebtedness for borrowed money, other than Current Debt;

                (b) Indebtedness secured by any Lien existing on Property owned by such Person (whether or not such liabilities have been assumed) other than Current Debt;

                (c) The present value of all payments due under any lease, pursuant to which such Person is directly or indirectly a lessee, or under any other arrangement for retention of title (discounted at the implicit rate if known or 8% PER ANNUM otherwise) if such lease or other arrangement is in substance a Capital Lease;

                (d) Such Person's liabilities under Guarantees of Indebtedness of a type set forth in clause (a), clause (b) or clause (c) above; and

                (e) Any other obligations (other than deferred taxes) which are required by GAAP to be shown as liabilities on such Person's balance sheet and which are payable or remain unpaid more than one
           (1) year from the creation thereof.

        "ADJUSTED PERCENTAGE (RC)" shall mean, as to the Quoting Bank and each Participating Bank (if any) participating in a Negotiated Loan as a Shared Negotiated Loan pursuant to subsection 2.6, the percentage determined by multiplying the Bank's Percentage (RC) by a fraction, the numerator of which is 100% and the denominator of which is the sum of the Percentages (RC) of the Quoting Bank and all such Participating Banks (if any).


                             FORM 10Q - Page 16 of 88

        "AFFECTED BANK" shall have the meaning assigned to it in subsection 2.23(a).

        "AGENT" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

        "AGREEMENT" shall mean this Credit Agreement, as the same may from time to time be amended, modified or supplemented.

        "APPROVED RATING COMPANY" shall mean Moody's Investors Services, Inc. or Standard & Poor's Corporation.

        "ASSET DISPOSITION DATE" shall have the meaning assigned to it in subsection 9.1(b).

        "BANK OF TOKYO" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

        "BANK ONE" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

        "BANKS" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

        "BASIC COMMITMENT" shall mean $90,000,000 or such lesser amount as may be determined pursuant to subsection 2.17.

        "BASIC DLCF LIMIT" shall mean $50,000,000.

        "BENEFITTED BANK" shall have the meaning assigned to it in subsection 12.8.

        "BORROWERS" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

        "BORROWING DATE" shall mean the date of any borrowing by the Borrowers pursuant to this Agreement.

        "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Columbus, Ohio are authorized or required by law to close.

        "CD LOAN" shall mean a Loan accruing interest at a rate based on the Domestic CD Rate (Adjusted).

        "CSC" shall mean Consolidated Stores Corporation, a Delaware corporation of which TRO is a wholly owned Subsidiary.

        "CSC AFFILIATE" shall mean any Person (other than a CSC Company) (a) which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any of the CSC Parent/Borrower Companies, (b) which beneficially owns or holds 5% or more of any class of the Voting Stock of any of the CSC Parent/Borrower Companies, (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by one or more of the CSC Companies or (d) who is a director or officer of any of the CSC Companies or any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

        "CSC COMPANIES" shall mean the CSC Parent Companies, the Borrowers and the CSC Subsidiaries.





                           FORM 10Q - Page 17 of 88

        "CSC OHIO" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

        "CSC OHIO COMPANIES" shall mean the Borrowers and the CSC Ohio Subsidiaries.

        "CSC OHIO SUBSIDIARIES" shall mean the Subsidiaries of the Borrowers.

        "CSC PARENT/BORROWER COMPANIES" shall mean the CSC Parent Companies and the Borrowers.

        "CSC PARENT COMPANIES" shall mean CSC and TRO.

        "CSC SUBSIDIARIES" shall mean the Subsidiaries of the CSC
Parent/Borrower Companies.

        "CSRC" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

        "CAPITAL LEASE" shall mean a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP and, in any event, any lease (a) pursuant to which the lessee shall receive title to the Property subject thereto at the expiration of such lease or shall have the right or shall have an option to purchase the Property subject thereto at a nominal amount or an amount less than a reasonable estimate of the Fair Market Value of such Property at the date of such purchase, (b) with respect to which the lessor shall have filed a financing statement (other than for informational purposes with respect to an operating lease), (c) with respect to which the present value of all rental and other fixed payments due under such lease is equal to or exceeds ninety percent (90%) of the remainder of (x) the Fair Market Value of the Property subject the reto MINUS (y) the amount of any related investment tax credit retained by the lessor under such lease, or (d) the term of which approximates or exceeds seventy-five percent (75%) of the reasonably estimated economic life of the Property subject thereto.

        "CLOSING DATE" shall mean the date of the first borrowing under this Agreement.

        "CODE" shall mean the Internal Revenue Code of 1986, and all regulations promulgated and rulings issued pursuant thereto, as amended from time to time.

        "COMMITMENT" shall mean, at any point in time, the aggregate of the Basic Commitment and, if then available hereunder, the Additional Seasonal Commitment.

        "COMMITMENT FEE" shall have the meaning assigned to it in subsection
2.16.

        "COMMITMENT PERIOD" shall mean the period from and including the Effective Date to but not including the Commitment Termination Date.

        "COMMITMENT TERMINATION DATE" shall mean June 1, 1996, or such earlier date on which the Commitment may terminate in accordance with the terms of this Agreement.

        "COMMONLY CONTROLLED ENTITY" shall mean an entity, whether or not incorporated, which is under common control with any of the CSC Parent/Borrower Companies within the meaning of Section 414(b) or (c) of the Code.





                           FORM 10Q - Page 18 of 88

        "CONSOLIDATED ADJUSTED CAPITALIZATION" shall mean the sum of Consolidated Adjusted Funded Debt plus Consolidated Adjusted Net Worth.

        "CONSOLIDATED ADJUSTED FIXED CHARGES" shall mean, with respect to any fiscal period of CSC, the greater of (a) zero or (b) the amount payable during such fiscal period with respect to (i) interest due on, or with respect to, Adjusted Funded Debt and Current Debt owing by or guaranteed by any one or more of the CSC Companies, as determined on a consolidated basis, and including without limitation amortization of debt discount and expense and imputed interest on any Capital Lease, plus (ii) Rentals payable by any one or more of the CSC Companies, as determined on a consolidated basis, with respect to all leases (other than leases constituting Capital Leases).

        "CONSOLIDATED ADJUSTED FUNDED DEBT" shall mean Adjusted Funded Debt of the CSC Companies determined on a consolidated basis.

        "CONSOLIDATED ADJUSTED NET INCOME" shall mean, for any fiscal period, net earnings (or loss) after income taxes (and, to the extent not deducted in the determination of such net earnings or loss, after deducting therefrom any net earnings or loss attributable to minority interests in CSC Subsidiaries) of the CSC Companies determined on a consolidated basis, but excluding:

                (a)  Any gain arising from the sale of capital assets;

                (b)  Any gain arising from any write-up of assets;

                (c) Earnings of any CSC Subsidiary accrued prior to the date it became a CSC Subsidiary;

                (d) Earnings of any Person, substantially all the assets of which have been acquired in any manner by any of the CSC Companies, realized by the acquired Person prior to the date of such acquisition;

                (e) The net earnings of any Person (other than a CSC Subsidiary) in which any of the CSC Companies shall have an ownership interest unless such net earnings shall have actually been received by such CSC Company in the form of cash distributions;

                (f) The earnings of any Person to which assets of any of the CSC Companies shall have been sold, transferred or disposed of, or into which any of the CSC Companies shall have merged, prior to the date of such transaction;

                (g) Any gain arising from the acquisition of any Securities of any of the CSC Companies; and

                (h) Any portion of the net earnings of any of the CSC Companies which cannot be freely converted into Dollars.

        "CONSOLIDATED ADJUSTED NET INCOME AVAILABLE FOR FIXED CHARGES" shall mean, with respect to any fiscal period of CSC, (a) Consolidated Adjusted Net Income for such period PLUS (b) the aggregate amount of (i) income taxes accrued in respect of such Consolidated Adjusted Net Income PLUS (ii) Consolidated Adjusted Fixed Charges accrued for such period (to the extent, but only to the extent, such aggregate amount was reflected in the computation of Consolidated Adjusted Net Income for such period).

        "CONSOLIDATED ADJUSTED NET WORTH" shall mean, at any time, without duplication, the sum of the amounts which would be set forth on the consolidated balance sheet of the CSC Companies as of such time in respect of (a) the par or stated value of all capital stock, (b)





                            FORM 10Q - Page 19 of 88
paid-in capital and (c) retained earnings minus the sum of the amounts set forth on such balance sheet in respect of the items which are Excluded Net Worth Assets.

        "CONSOLIDATED CURRENT ASSETS" shall mean, at a particular date, all amounts which would be included under current assets on a consolidated balance sheet of the CSC Companies as at such date.

        "CONSOLIDATED CURRENT DEBT" shall mean Current Debt of the CSC Companies determined on a consolidated basis.

        "CONSOLIDATED CURRENT LIABILITIES" shall mean, at a particular date, all amounts which would be included under current liabilities on a consolidated balance sheet of the CSC Companies as at such date, including without limitation Indebtedness incurred hereunder and under the Notes.

        "CONSOLIDATED TOTAL LIABILITIES" shall mean, at a particular date, all amounts which would be included as liabilities on a consolidated balance sheet of the CSC Companies as at such date.

        "CONTINGENT OBLIGATION" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("Primary Obligations") of any other Person
(the "Primary Obligor") in any manner, whether directly or indirectly, including without limitation any obligation of such Person, whether or not contingent, (a) to purchase any such Primary Obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Primary Obligation or (ii) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, (c) to purchase Property, Securities or services primarily for the purpose of assuring the owner of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation or (d) otherwise to assure or hold harmless the owner of such Primary Obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Primary Obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

        "CONTRACTUAL OBLIGATION" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

        "CREDIT GUARANTEE" shall mean each of the Guarantees made by the CSC Parent Companies and the CSC Ohio Subsidiaries in favor of the Agent and the Banks, substantially in the forms of Exhibits 1.1-1 and 1.1-2, respectively, as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof and hereof.
        "CURRENT DEBT" shall mean, with respect to any Person, (a) all liabilities for borrowed money and all liabilities secured by any Lien existing on Property owned by such Person whether or not such liabilities have been assumed, which liabilities, in either case, are payable on demand or within one
(1) year from the creation thereof and (b) all liabilities under Guarantees of borrowed money owing by others, or of liabilities secured by any Lien existing on Property owned by others, if such borrowed money or such secured liabilities are payable on demand or within one (1) year from the creation





                            FORM 10Q - Page 20 of 88
thereof, except, in the case of either clause (a) or clause (b) above, any such borrowed money or liabilities which are renewable or extendable at the option of such Person to a date more than one (1) year from the date of creation thereof or which constitute the current maturities of borrowed money or liabilities expressed to mature more than one (1) year from the creation thereof.

        "DLC FACILITY" shall mean the credit facility which supports the issuance of DLCF Letters of Credit in an aggregate amount outstanding at any time of up to the DLCF Limit, which facility is in addition to the amount of the Commitment.

        "DLCF LETTERS OF CREDIT" shall mean documentary trade Letters of Credit issued under the DLCF Facility.

        "DLCF LIMIT" shall mean, at any point in time, the aggregate of the Basic DLCF Limit and, if then available hereunder, the Additional Seasonal DLCF Limit.

        "DLCF LOANS" shall mean amounts advanced and paid by the Banks under DLCF Letters of Credit.

        "DLCF NOTES" shall mean the joint and several demand promissory notes of the Borrowers issued to each Bank to support and evidence amounts advanced under DLCF Letters of Credit substantially in the form set forth in Exhibit 1.1-3, with appropriate insertions, dated the Effective Date, payable to the order of the Bank in a principal amount equal to the Bank's Percentage (DLCF) multiplied by the amount of the DLC Facility.

        "DLCF PERIOD" shall mean the period from and including the Effective Date to but not including the DLCF Termination Date.

        "DLCF TERMINATION DATE" shall mean June 1, 1995, or such earlier date as the DLC Facility may terminate in accordance with the terms of this Agreement.

        "DEFAULT" shall mean any event specified in Section 10, whether or not any requirement for the giving of notice or the lapse of time, or both, or for the happening of any further condition, event or act, has been satisfied.

        "DISPOSITION SUBSIDIARY" shall have the meaning assigned to it in subsection 9.1(a).

        "DISPOSITION VALUE" shall mean, at any time with respect to any asset or assets, the book value thereof determined (a) in connection with the sale of any Subsidiary Stock pursuant to subsection 9.1(a) as of the date of the sale of such Subsidiary Stock, and (b) in connection with the disposition of any such assets pursuant to subsection 9.1(b) as of the date of such disposition.

        "DISTRIBUTION" shall mean, in respect of any corporation:

                (a) Dividends or other distributions on capital stock of the corporation (except distributions in such stock); and
                (b) The redemption or acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for such stock) unless made, contemporaneously, from the net proceeds of a sale of such stock.

        "DISTRIBUTION CENTER" shall mean the distribution center and any additions thereto located at 500 Phillipi Road, Columbus, Ohio, the land on which it is constructed (consisting of 32.268 acres owned by CSC Ohio) and all fixtures appurtenant thereto.

        "DOLLARS" shall mean the lawful currency of the United States.





                           FORM 10Q - Page 21 of 88

        "DOMESTIC CD RATE (ADJUSTED)" shall mean, with respect to any Interest Period for any CD Loan, that rate PER ANNUM which is the sum of:


                (a) The quotient of (i) the PER ANNUM rate of interest (expressed as a percentage) offered by the Agent as of 12:00 Noon (Columbus, Ohio time) (or as soon thereafter as practicable) on the first day of the applicable Interest Period for the purchase of its certificates of deposit in denominations of $1,000,000 and having a maturity comparable to such Interest Period, divided by (ii) a percentage equal to 100% MINUS the maximum rate of all Reserve Requirements that for the date the Domestic CD Rate (Adjusted) is being determined would be applicable during the Interest Period to a negotiable certificate of deposit of the Agent in an amount of $1,000,000 and with a maturity period equal to the Interest Period; PLUS

                (b) The annual assessment rate PER ANNUM (expressed as a percentage) estimated by the Agent on the first day of the applicable Interest Period for determining the then current annual assessment payable by the Agent to FDIC for FDIC insuring Dollar deposits of the Agent in the United States.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

        "ERISA COMPANY" shall mean any of the CSC Parent/Borrower Companies and any Commonly Controlled Entity.

        "EFFECTIVE DATE" shall mean the date as of which this Agreement shall become effective pursuant to subsection 12.11.

        "EUROCURRENCY RESERVE PERCENTAGE" shall mean, with respect to any day, the then applicable maximum percentage (expressed as a decimal) prescribed by the Federal Reserve Board for determining reserve requirements (including without limitation any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of the Federal Reserve Board which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in said Regulation D.

        "EURODOLLAR BUSINESS DAY" shall mean a day on which banks are open for business in Columbus, Ohio, Detroit, Michigan and Cincinnati, Ohio and on which dealings are carried on in the London interbank eurodollar market.

        "EURODOLLAR LOAN" shall mean a Loan accruing interest at a rate based on the Eurodollar Rate (Reserve Adjusted).

        "EURODOLLAR RATE" shall mean, with respect to any Eurodollar Loan for any Interest Period, the rate PER ANNUM equal to the average of the respective rates at which Dollar deposits in immediately available funds are offered to the eurodollar office of the Agent two Eurodollar Business Days prior to the beginning of such Interest Period by major prime banks in the New York interbank eurodollar market at or about 10:00 A.M. New York time, for delivery on the first day of such Interest Period, for the number of days comprised therein, and in an amount equal or comparable to the amount of the Eurodollar Loan to which such Interest Period is to apply.

        "EURODOLLAR RATE (Reserve Adjusted)" shall mean, with respect to any Eurodollar Loan for any Interest Period, a rate PER ANNUM (rounded





                            FORM 10Q - Page 22 of 88
upwards, if necessary, to the nearest 1/16%), determined pursuant to the following formula:

                Eurodollar Rate  =    Eurodollar Rate
                (Reserve Adjusted)    ---------------
                                      1 - Eurocurrency
                                      Reserve Percentage

        "EVENT OF DEFAULT" shall mean any of the events specified in Section 10, PROVIDED that any requirement for the giving of notice or the lapse of time, or both, or any other condition, event or act, has been satisfied.

        "EXCLUDED ASSET SALES" shall have the meaning assigned to it in subsection 9.1(b).

        "EXCLUDED NET WORTH ASSETS" shall mean the following assets:

                (a) Deferred assets, other than prepaid insurance and prepaid taxes;

                (b) Patents, copyrights, trademarks, trade names, franchises, goodwill, experimental expense and other similar intangible assets;

                (c)  Restricted Investments;

                (d)  Unamortized debt discount and expense;

                (e) Assets not listed in clause (a), clause (b) or clause (d) above which would be characterized as intangible assets by GAAP; and

                (f)  (i) assets located outside Permitted Jurisdictions, and
        (ii) notes and receivables due from obligors domiciled outside Permitted Jurisdictions to the extent that the aggregate unpaid balance thereof exceeds 1% of consolidated assets of the CSC Companies determined at such time.

         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

        "FAIR MARKET VALUE" shall have the meaning assigned to it subsection 9.4(a)(vi) for purposes of said subsection 9.4(a)(vi), and otherwise shall mean, at any time with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

        "FEDERAL RESERVE BOARD" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

        "FOREIGN PENSION PLAN" shall mean any plan, fund or other similar program established or maintained outside of the United States by any one or more of the CSC Companies primarily for the benefit of the employees (substantially all of whom are aliens not residing in the United States) of such CSC Companies, which plan, fund or other similar program provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement.

        "FUNDED DEBT PAYMENT" shall mean any payment of the principal of, or any retirement, redemption, purchase or acquisition of, any Adjusted Funded Debt (including without limitation Subordinated Debt) of any of the CSC Companies.





                           FORM 10Q - Page 23 of 88

        "GAAP" shall mean generally accepted accounting principles in the United States in effect from time to time.

        "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "GUARANTEES" shall mean, with respect to any Person, any obligation of such Person which is a Contingent Obligation.

        "INDEBTEDNESS" shall mean, with respect to a Person at a particular date, and without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of Property including all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person as at such time, (b) the face amount of all Letters of Credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (c) all liabilities secured by any Lien on any Property owned by such Person, to the extent attributable to such Person's interest in such Property, even though such Person has not assumed or become liable for the payment thereof, PROVIDED that, if such indebtedness shall not have been assumed by such Person or if such Person shall otherwise not be personally liable in respect of such indebtedness, such indebtedness shall be deemed, for purposes of this definition only, not to exceed the higher of the then book value or Fair Market Value of the Property encumbered by the Lien securing such indebtedness, (d) lease obligations of such Person under Capital Leases, excluding any Capital Lease entered into by any of the CSC Ohio Companies for a Retail Store, and (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person even though the rights and remedies of the obligee thereunder in the event of default are limited to repossession or sale of such Property; PROVIDED, HOWEVER, that any indebtedness or liability of such Person which constitutes deferred taxes or minority interest, as determined in accordance with GAAP, shall be excluded from this definition of Indebtedness.

        "INDEMNIFIED LIABILITIES" shall have the meaning assigned to it in subsection 12.5.

        "INITIAL PAYMENT DATE" shall mean August 31, 1994.

        "INTEREST PERIOD" shall have the meaning assigned to it in subsection 2.14.

        "INVESTMENTS" shall have the meaning assigned to it in the definition of "Restricted Investments" contained in this subsection 1.1.

        "ISSUING BANK" shall mean National City.

        "JOINT VENTURE" shall mean an entity (other than a CSC Company) in which any CSC Company has an ownership interest and which was formed (a) in the ordinary course of business of any such CSC Company and (b) for the purpose of acquiring merchandise for such CSC Company for sale in the ordinary course of such CSC Company's business.

        "LC AMOUNT" shall have the meaning assigned to it in subsection 3.1.

        "LC BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in the jurisdiction of the Issuing Bank are authorized or required by law to close.





                           FORM 10Q - Page 24 of 88

        "LC PREPAYMENT (RC)" shall have the meaning assigned to it in the definition of "Term Loan Amortization Installments" contained in this subsection 1.1.

        "LC SHARE (DLCF)" shall mean, as to each Bank, its participating share of a DLCF Letter of Credit issued pursuant to Section 3 determined by multiplying the LC Amount for such DLCF Letter of Credit by the Bank's Percentage (DLCF).

        "LC SHARE (RC)" shall mean, as to each Bank, its participating share of a RC Letter of Credit issued pursuant to Section 3 determined by multiplying the LC Amount for such RC Letter of Credit by the Bank's Percentage (RC).

        "LC TERMINATION DATE (DLCF)" shall mean such day as is five months after the termination of the DLCF Period.

        "LC TERMINATION DATE (RC)" shall mean such day as is 45 days prior to the Term Loan Termination Date.

        "LETTERS OF CREDIT" shall mean letters of credit (including both standby and documentary trade letters of credit) issued by a bank.

        "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including without limitation any mortgage, pledge, hypothecation, assignment, security interest, lien, charge or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever. The term Lien shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting Property. For the purposes of this Agreement, any CSC Company shall be deemed to be the owner of any Property which it shall have acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property shall have been retained by or vested in some other Person for security purposes and such retention or vesting shall be deemed to be a Lien.

        "LOAN DOCUMENTS" shall mean this Agreement, the Notes and the Credit Guarantees, as the same may from time to time be amended, modified or supplemented in accordance with the terms therein and herein.
        "LOANS" shall mean the Revolving Credit Loans, the DLCF Loans and the Term Loans.

        "MULTIEMPLOYER PLAN" shall mean a Plan which is a "multiemployer pension plan" as defined in Section 4001(a)(3) of ERISA.

        "MULTIPLE EMPLOYER PLAN" shall mean any "single-employer plan", as defined in Section 4001 of ERISA, in respect of which (a) there are two (2) or more "contributing sponsors", as such term is defined in Section 4001 of ERISA, at least two (2) of which are not under common control, and (b) any of the ERISA Companies.

        "NBD" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

        "NPA DATE" shall mean August 11, 1987.

        "NATIONAL CITY" shall have the meaning assigned to it in the introductory paragraph of this Agreement.





                           FORM 10Q - Page 25 of 88

        "NATIONAL CITY RATE" shall mean the rate of interest in effect from time to time which is publicly announced by National City from time to time as its prime rate in Columbus, Ohio. Said prime rate is not necessarily nor is it intended to be the lowest rate of interest charged by National City in connection with extensions of credit.

        "NEGOTIATED LOANS" shall mean Negotiated Loans made pursuant to subsection 2.6.

        "NEGOTIATED RATE" shall mean, with respect to any Interest Period for any Negotiated Loan, the rate of interest determined by the Quoting Bank for a Negotiated Loan for such Interest Period, which determination shall be made by the Quoting Bank in its sole discretion.

        "NEW LOAN" shall have the meaning assigned to it in subsection 2.5.

        "NOTE PURCHASE AGREEMENT" shall mean the Note Purchase Agreement dated as of August 1, 1987 to which CSC is a party.

        "NOTES" shall mean the Revolving Credit Notes, the DLCF Notes and the Term Notes.

        "OLD LOAN" shall have the meaning assigned to it in subsection 2.5.

        "ONGOING SALE AND LEASEBACK TRANSACTION" shall have the meaning assigned to it in subsection 9.8.

        "OPTIONAL SUBORDINATED DEBT PAYMENT" shall mean any payment of the principal of, or any retirement, redemption, purchase or other acquisition of, any Subordinated Debt prior to, in the case of a payment, the regularly scheduled date for such payment or, in the case of a retirement, redemption, purchase or acquisition, in an amount greater than the amount of the next regularly scheduled sinking fund payment if CSC Ohio is permitted, pursuant to the terms thereof, to satisfy its sinking fund obligation by delivery of notes or debentures evidencing Subordinated Debt in lieu of making a payment in respect thereof.

        "OUTSTANDING LC AMOUNTS (DLCF)" shall mean the aggregate of all outstanding LC Amounts for DLCF Letters of Credit.

        "OUTSTANDING LC AMOUNTS (RC)" shall mean the aggregate of all outstanding LC Amounts for RC Letters of Credit.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

        "PARTICIPATING BANK" shall have the meaning assigned to it in subsection 2.6.

        "PENSION PLAN" shall mean any "employee pension benefit plan" (as such term is defined in Section 3 of ERISA) maintained by any ERISA Company for employees of such ERISA Company, excluding any Multiemployer Plan, but including without limitation any Multiple Employer Plan.

        "PERCENTAGE (ASRC)" shall mean 25% in the case of each Bank.

        "PERCENTAGE (BRC)" shall mean, in the case of each Bank, the percentage which the Bank's Share of the Basic Commitment is of the Basic Commitment.

        "PERCENTAGE (DLCF)" shall mean 25% in the case of each Bank.





                           FORM 10Q - Page 26 of 88

        "PERCENTAGE (RC)" shall mean, in the case of each Bank, its Percentage
(BRC) in the case of a Revolving Credit Loan (BRC) and its Percentage (ASRC) in the case of a Revolving Credit Loan (ASRC).

        "PERMITTED DISTRIBUTION" shall mean any Distribution by any of the CSC Companies to the extent, but only to the extent, that such Distribution is made to a CSC Company.

        "PERMITTED JURISDICTION" shall mean any one or more of the following: the United States, Canada, Great Britain, France, the Federal Republic of Germany, Belgium, the Netherlands, Denmark, Norway, Sweden, Austria, Switzerland, Italy, Spain and Ireland, and any state, province or other jurisdiction of any of the foregoing.

        "PERMITTED OPTIONAL SUBORDINATED DEBT PAYMENT" shall mean any Optional Subordinated Debt Payment by any of the CSC Companies to the extent, but only to the extent, that such payment is made to a CSC Company.

        "PERSON" shall mean and include an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture or other entity or a Governmental Authority.

        "PHILLIPI PROPERTY" shall mean the buildings and real estate owned by CSC Ohio as of the date of this Agreement and located on Phillipi Road in Columbus, Ohio (including without limitation the Distribution Center).

        "PLAN" shall have the meaning assigned to it in subsection 5.13.

        "PRE-EXISTING LETTER OF CREDIT" shall have the meaning assigned to it in subsection 3.1.

        "PREFERRED STOCK" shall mean capital stock of any corporation ranking prior to the shares of any other class of capital stock of such corporation as to the payment of dividends or the distribution of assets in respect of any voluntary or involuntary liquidation thereof.

        "PRIMARY OBLIGATIONS" shall have the meaning assigned to it in the definition of "Contingent Obligation" contained in this subsection 1.1.

        "PRIMARY OBLIGOR" shall have the meaning assigned it in the definition of "Contingent Obligation" contained in this subsection 1.1.

        "PRIME LOAN" shall mean a Loan accruing interest at a rate determined by reference to the National City Rate.

        "PRIOR CREDIT AGREEMENT" shall have the meaning assigned to it in subsection 6.1.(j).

        "PRIOR LOAN DOCUMENTS" shall have the meaning assigned to it in subsection 6.1(j).

        "PRIOR NOTES" shall have the meaning assigned to it in subsection
6.1(j).

        "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

        "QUOTING BANK" shall mean National City.

        "RC LETTERS OF CREDIT" shall mean Letters of Credit issued under the Commitment.





                           FORM 10Q - Page 27 of 88

        "RI BANK" shall have the meaning assigned to it in the definition of "Restricted Investments" contained in this subsection 1.1.

        "RENTALS" shall mean, as of the date of determination, all fixed payments which the lessee is required to make by the terms of any lease of one
(1) year or more, but shall not include amounts required to be paid in respect of Capital Leases or of maintenance, repairs, income taxes, property taxes, insurance, assessments or other similar charges or additional rentals (in excess of fixed minimums) based upon a percentage of gross receipts.

        "REPORTABLE EVENT" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder with respect to which the 30-day notice requirement to PBGC has not been waived.

        "REQUIRED BANKS" shall mean, at any particular time, Banks having at least 75% of the aggregate amount of the Basic Commitment, whether or not the Borrowers have drawn all or any portion of the Basic Commitment.

        "REQUIREMENTS OF LAW" shall mean, as to any Person, the certificate or articles of incorporation and regulations or by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

        "RESERVE REQUIREMENT" shall mean, with respect to any Interest Period, a percentage (expressed as a decimal) equal to the aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements during such Interest Period) on the first day of such Interest Period, as specified under Regulation D of the Federal Reserve Board, or any other regulation of the Federal Reserve Board which prescribes reserve requirements applicable to nonpersonal time deposits as presently defined in Regulation D, as then in effect, as applicable to the Agent, on deposits of the type used as a reference in determining the Domestic CD Rate (Adjusted) and having a maturity approximately equal to such Interest Period.

        "RESTRICTED INVESTMENTS" shall mean all investments, made in cash or by delivery of Property, by any of the CSC Companies, (a) in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or (b) in any Property (clauses (a) and (b) herein called "Investments"), except the following:

                (i) Investments in any of the CSC Companies or any corporation which concurrently with such investment becomes a CSC Ohio Subsidiary;

                (ii) Property to be used, or purchased for sale, in the ordinary course of business of the CSC Companies;

                (iii) Current assets arising from the sale of goods and services in the ordinary course of business of the CSC Companies;

                (iv)  Investments in existence on the NPA Date;

                (v) Investments in direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States, PROVIDED that such obligations mature within one (1) year from the date of acquisition thereof;





                           FORM 10Q - Page 28 of 88

                (vi) Investments in certificates of deposit maturing within one (1) year from the date of acquisition issued by a bank or trust company (herein referred to as a "RI Bank") organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating at least $100,000,000;

                (vii)  Investments in commercial paper given either of the two
        (2) highest ratings by an Approved Rating Company and maturing not more than 270 days from the date of creation thereof;

                (viii) Investments in so-called auction rate or money market Preferred Stock which is given either of the two (2) highest ratings by an Approved Rating Company;

                (ix) Investments in any obligation of any Person (A) the income in respect of which is exempt from United States federal income taxation, (B) the interest rate of which is adjusted periodically (and, in any case, no less frequently than monthly) in accordance with the "prime rate" of a RI Bank, yields to maturity of short-term United States Treasury Securities or other similar short-term interest rates or indices, (C) which Person shall have, at the time of the issuance of such obligations, agreed to repurchase, at par plus accrued interest, all such obligations tendered (in accordance with the terms of such obligations) to such Person at any one or more periodic tender dates (which tender dates shall occur no less frequently than monthly) and
        (D) the payment of which (whether at maturity or by tender, acceleration or otherwise) is secured by an irrevocable Letter of Credit issued by a RI Bank in favor of the holders of such obligations or their trustee or agent;

                (x) Investments in Dollar depository accounts (having a term of not more than ninety (90) days) of foreign branches of any RI Bank, the unsecured short-term debt securities of which shall have been given the highest rating by an Approved Rating Company, PROVIDED that the aggregate value of such investments outstanding at any one time shall not exceed $5,000,000, and PROVIDED, FURTHER, that any such investment shall have been purchased in the United States; and

                (xi) Investments in any Joint Venture, PROVIDED that such Joint Venture shall not incur any Indebtedness for borrowed money other than Indebtedness for borrowed money (A) which is secured by a Lien on Property acquired by such Joint Venture subsequent to the incurrence of such Indebtedness and the creation of such Lien and (B) in respect of which the personal liability of such Joint Venture shall not exceed at any time the Fair Market Value of such Property determined at the time of the acquisition thereof by such Joint Venture.

Investments shall be valued at cost less any net return of capital through the sale or liquidation thereof or other return of capital thereon.

        "RETAIL STORE" shall mean any retail store owned or leased and operated by any of the CSC Ohio Companies.

         "REVOLVING CREDIT LOANS" shall have the meaning assigned to it in subsection 2.1 and includes both Revolving Credit Loans (BRC) and Revolving Credit Loans (ASRC).

        "REVOLVING CREDIT LOAN (ASRC)" shall mean a Revolving Credit Loan which is applied against the Additional Seasonal Commitment during periods when it is available.

        "REVOLVING CREDIT LOAN (BRC)" shall mean a Revolving Credit Loan which is applied against the Basic Commitment.





                           FORM 10Q - Page 29 of 88

        "REVOLVING CREDIT NOTE" shall have the meaning assigned to it in subsection 2.10.

        "SALE AND LEASEBACK TRANSACTION" shall mean, with respect to any Person, the sale or other transfer by such Person, in one or more related transactions, of any of its Property, whether now or hereafter acquired, to another party and the renting or leasing of such sold or transferred Property, or substantially identical Property, by such Person.

        "SECURITY" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

        "SHARED NEGOTIATED LOAN" shall mean a Negotiated Loan with respect to which any Bank in addition to the Quoting Bank has elected to participate as a Participating Bank pursuant to subsection 2.6.

        "SHARE OF THE ADDITIONAL SEASONAL COMMITMENT" shall mean, as to each Bank, an amount equal to 25% of the Additional Seasonal Commitment.

        "SHARE OF THE BASIC COMMITMENT" shall mean (a) $42,500,000 for National City, (b) $17,500,000 for NBD, (c) $15,000,000 for Bank One and (d) $15,000,000
for Bank of Tokyo, reduced for each Bank by its pro rata share of any reduction in the Basic Commitment pursuant to subsection 2.17.

        "SHARE OF THE BORROWING" shall mean, as to each Bank, the amount determined by multiplying the amount of the borrowing by the Bank's Percentage
(RC).

        "SHARE OF THE COMMITMENT" shall mean, as to each Bank, at any point in time, the aggregate of the Bank's Share of the Basic Commitment and, if the Additional Season Commitment is then available hereunder, the Bank's Share of the Additional Seasonal Commitment.

        "SHARE OF THE NEGOTIATED BORROWING" shall mean, as to the Quoting Bank and each Participating Bank (if any) which has elected to participate in a Negotiated Loan as a Shared Negotiated Loan pursuant to subsection 2.6, the amount determined by multiplying the amount of the borrowing for the Negotiated Loan by the Bank's Adjusted Percentage (RC).

        "SHARE OF THE OUTSTANDING LC AMOUNTS (DLCF)" shall mean, as to each Bank, the amount determined by multiplying the Outstanding LC Amounts (DLCF) by the Bank's Percentage (DLCF).

        "SHARE OF THE OUTSTANDING LC AMOUNTS (RC)" shall mean, as to each Bank, the amount determined by multiplying the Outstanding LC Amounts (RC) by the Bank's Percentage (RC).

        "SHORT TERM REAL PROPERTY" shall mean any real estate acquired by any of the CSC Companies as part of a transaction in which such Person acquires so-called "close-out merchandise", which real estate is sold or leased
(pursuant to a lease of not less than five (5) years duration) to a Person other than a CSC Company within one (1) year after the time of such acquisition.

        "SIGNIFICANT SUBSIDIARY" shall mean, with respect to a Person, a Subsidiary of such Person which qualifies as a "Significant Subsidiary" under Regulation S-X promulgated by the Securities and Exchange Commission as in effect from time to time.

        "SINGLE EMPLOYER PLAN" shall mean any Plan which is not a Multi-employer Plan.





                           FORM 10Q - Page 30 of 88

        "STANDBY LC LIMIT" shall mean the aggregate maximum amount of standby Letters of Credit which may be issued and outstanding hereunder at any time, which aggregate maximum amount is $7,500,000.

        "STOCK DISPOSITION DATE" shall have the meaning assigned to it in subsection 9.1(a).

        "SUBORDINATED DEBT" shall mean Indebtedness which is subordinated in right of payment in any respect to the Notes on terms acceptable to the Banks.

        "SUBSIDIARY" of a Person shall mean a corporation with respect to which more than 50% of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

        "SUBSIDIARY STOCK" shall have the meaning assigned to it in subsection 9.1(a).

        "SURVIVING CORPORATION" shall have the meaning assigned to it in subsection 9.2.

        "TERM LOAN" shall have the meaning assigned to it in subsection 4.1.

        "TERM LOAN AMORTIZATION INSTALLMENTS" shall mean and be, for each Term Note, four installments of principal paid on a quarterly basis which reduce the amount of the Term Loan Exposure to 75% of the Term Loan Commitment upon the first installment payment, 50% of the Term Loan Commitment upon the second installment payment, 25% of the Term Loan Commitment upon the third installment payment and 0% of the Term Loan Commitment upon the fourth and final installment payment, with each such installment being applied first in payment of any outstanding principal under the Term Note and then, if any excess installment payment amount remains, as a prepayment of the Borrowers' obligation to repay the applicable Bank's Share of the Outstanding LC Amounts (RC) when payment is made by the Issuing Bank under the outstanding RC Letters of Credit in their inverse order of maturity (a "LC Prepayment (RC)").

        "TERM LOAN COMMENCEMENT DATE" shall mean the same day as the Commitment Termination Date.

        "TERM LOAN COMMITMENT" shall mean for each Bank the sum of (a) the unpaid principal amount owing to such Bank on the Term Loan Commencement Date under the Revolving Credit Note payable to such Bank and (b) such Bank's Share of the Outstanding LC Amounts (RC) on the Term Loan Commencement Date, PROVIDED that in no event shall such sum exceed the amount of each Bank's Share of the Basic Commitment.

        "TERM LOAN EXPOSURE" shall mean at a particular point in time for each Bank the sum of (a) the unpaid principal amount then outstanding which will be payable to such Bank under its Term Note and (b) such Bank's then Share of the Outstanding LC Amounts (RC).

        "TERM LOAN INITIAL PAYMENT DATE" shall mean the day immediately preceding the day which is three (3) months after the Term Loan Commencement Date (thus, if the Term Loan Commencement Date is June 1 of a particular year, this day would be August 31 of the same year).

        "TERM LOAN NOTICE DATE" shall mean the day which is thirty (30) days before the Term Loan Commencement Date.

        "TERM LOAN TERMINATION DATE" shall mean the day which immediately precedes the first anniversary of the Term Loan Commencement Date





                            FORM 10Q - Page 31 of 88

        (thus, if the Term Loan Commencement Date is June 1 of a particular year, this day would be May 31 of the next year).

                "TERM NOTE" shall have the meaning assigned to it in subsection 4.1.

                "TRANSFEREE" shall have the meaning assigned to it in subsection 12.6.

                "TRO" shall mean TRO, Inc., a Delaware corporation of which CSC Ohio is a wholly owned Subsidiary.

                "UNITED STATES" shall mean the United States of America.

                "VOTING STOCK" shall mean capital stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors or Persons performing similar functions (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

        1.2. ACCOUNTING TERMS. As used in this Agreement, in the Notes and in any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

        1.3.  OTHER DEFINITIONAL PROVISIONS.

        (a) Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes and the other Loan Documents and in any other certificate, report or document made or delivered pursuant to this Agreement.

        (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

              SECTION 2.  AMOUNT AND TERMS OF COMMITMENT AND LOANS.
                          ----------------------------------------
        2.1. COMMITMENT. Subject to the terms and conditions of this Agreement each Bank severally agrees to make loans to the Borrowers on a revolving basis, from time to time during the Commitment Period, in such amounts as the Borrowers may from time to time request in accordance with subsection 2.4, subsection 2.5 or subsection 2.6 (such loans are herein called "Revolving
Credit Loans"); PROVIDED that all such Revolving Credit Loans shall be
Revolving Credit Loans (BRC) so long as the full amount of the Basic Commitment is not then in use and thereafter during the ASRC Period only shall be Revolving Credit Loans (ASRC) and PROVIDED FURTHER that the aggregate principal amount which any Bank shall have outstanding hereunder on loan to the Borrowers (including for this purpose such Bank's Share of the Outstanding LC Amounts (RC)) shall not at any time exceed such Bank's Share of the Commitment.

        2.2. REVOLVING NATURE OF CREDIT. The Revolving Credit Loans are revolving in nature and, within the limits set forth in subsection 2.1 and subject to the other terms and conditions of this Agreement, the Borrowers may borrow under subsection 2.1, prepay and reborrow at any time prior to the Commitment Termination Date.

        2.3. TYPES OF REVOLVING CREDIT LOANS. Each Revolving Credit Loan shall be a Prime Loan, a CD Loan, a Eurodollar Loan or a Negotiated Loan (whether or not it is a Shared Negotiated Loan), it being understood that:
(a) each Prime Loan shall be made by each Bank PRO RATA according to its respective Percentage (RC) of such Prime Loan, (b) CD Loans shall be made by





                            FORM 10Q - Page 32 of 88
each Bank PRO RATA according to its respective Percentage (RC) of all such CD Loans, (c) Eurodollar Loans shall be made by each Bank PRO RATA according to its respective Percentage (RC) of all such Eurodollar Loans, (d) each Shared Negotiated Loan shall be made by the Quoting Bank and each Participating Bank PRO RATA according to its respective Adjusted Percentage (RC) of such Shared Negotiated Loan, (e) Prime Loans and CD Loans shall be made as provided in subsections 2.4 and 2.7, (f) Eurodollar Loans and Negotiated Loans shall be made as provided in subsections 2.6 and 2.7 and (g) Revolving Credit Loans
(ASRC) shall be either Prime Loans or Negotiated Loans. The remaining provisions of this Section 2, excluding subsection 2.6 except as it applies to Eurodollar Loans and excluding subsections 2.10, 2.16, 2.17, 2.18 and 2.21, shall also apply with respect to any DLCF Loans and the Term Loans.

        2.4. PROCEDURES WITH RESPECT TO PRIME LOANS AND CD LOANS. For Prime Loans and CD Loans, the Borrowers shall give the Agent notice (which notice must be received by the Agent prior to 12:00 noon Columbus, Ohio time on the requested Borrowing Date), which notice shall state:

        (a) Whether the Loan comprising such borrowing is to be a Prime Loan or a CD Loan;
        (b)   The date of such requested borrowing, which shall be a Business
Day;

        (c) The aggregate principal amount of such borrowing, which shall be in an amount equal to an integral multiple of $50,000 for a Prime Loan or $100,000 for a CD Loan but shall not, for any CD Loan, be less than $1,000,000; and

        (d) In the case of a CD Loan borrowing, the duration of the Interest Period with respect thereto, PROVIDED that the maturity of any such CD Loan shall not extend past the Term Loan Termination Date.

The Agent shall promptly advise each Bank of any such notice. Upon fulfillment of the applicable conditions set forth in subsection 6.2, each Bank shall provide to the Borrowers, at such Bank's office at the address applicable for notices under subsection 12.2, immediately available funds covering such Bank's Share of the Borrowing. No notice of borrowing given pursuant to this subsection 2.4 shall be revocable by the Borrowers at any time after its receipt by the Agent, PROVIDED that the Agent may, in its discretion, consent to any revocation given before the Agent has notified the other Banks of such notice.

        2.5. CONVERSION OF CERTAIN LOANS. The Borrowers may convert all or any part of any outstanding Prime Loan, CD Loan or Eurodollar Loan (herein in this subsection 2.5 called an "Old Loan") into another Prime Loan, CD Loan or Eurodollar Loan of the same type or of another of such types (herein in this subsection 2.5 called a "New Loan"), by giving advance notice thereof in accordance with the procedures set forth in subsection 2.4 or subsection 2.6, whichever is applicable (which notice shall, in addition to the matters specified in subsection 2.4 or subsection 2.6, specify the type and amount of the Old Loan that is to be converted into the New Loan which is requested pursuant to subsection 2.4 or subsection 2.6); PROVIDED that: (a) no CD Loan or Eurodollar Loan shall be converted on any day other than the last day of the then-current Interest Period relating to such Loan, (b) no CD Loan or Eurodollar Loan shall in any event have (and the Borrowers shall not in any event designate) an Interest Period ending after (i) in the case of the Term Loans, the Term Loan Termination Date, and (ii) in the case of the Revolving Credit Loans, the Commitment Termination Date, (c) no New Loan of a particular type shall be less than the amount specified in subsection 2.4(c) or subsection 2.6(b)(iii) applicable to such type, (d) all New Loans shall be Revolving Credit Loans (BRC) so long as the full amount of the Basic Commitment is not then in use and thereafter during the ASRC Period only shall be Revolving Credit Loans (ASRC) and (e) no conversion shall be permitted hereunder when an Event of Default or a Default has occurred and is continuing. If, with respect to any Old Loan which is a CD Loan or Eurodollar Loan, the Borrowers do not give the notice provided for above in this subsection 2.5, or no conversion with respect thereto shall be permitted





                           FORM 10Q - Page 33 of 88
pursuant to the preceding sentence, the Borrowers shall be deemed to have requested that such Old Loan be converted to a Prime Loan in the same principal amount. In effecting each conversion, each Bank shall, on the Borrowers' behalf, directly apply the proceeds of the New Loan to the payment of the Old Loan, and only the excess (if any) of the proceeds of the New Loan over the amount being repaid shall be directly paid over to the Borrowers.

        2.6. PROCEDURES WITH RESPECT TO NEGOTIATED LOANS AND EURODOLLAR LOANS. "Negotiated Loans" (as described in subsection 2.6(a)) may only be made from and after the date hereof and prior to the Commitment Termination Date, PROVIDED that the maturity of any such Negotiated Loans shall not extend past
(i) the Commitment Termination Date in any event or (ii) the end of the ASRC Period immediately following the date of the Negotiated Loan if it is a Revolving Credit Loan (ASRC). Eurodollar Loans may be made from and after the date hereof in accordance with the terms of this Agreement, PROVIDED that the maturity of any such Eurodollar Loans shall not extend past the Term Loan Termination Date in any event.
        (a) For a Negotiated Loan, the Borrowers may from time to time request the Quoting Bank to quote a Negotiated Rate for a specified Interest Period and amount, PROVIDED that the Quoting Bank may elect at any time and from time to time not to furnish any such requested quote to the Borrowers by so notifying the Borrowers at or promptly after the time the Borrowers make any such request. After receiving any such quote the Borrowers may accept the same by giving both the Agent and the Quoting Bank notice on or before the Borrowing Date of each requested Negotiated Loan (PROVIDED that such notice shall not be given later than 12:00 Noon Columbus, Ohio time on the Borrowing Date), which notice shall repeat the quoted rate given by the Quoting Bank and shall further state:

                (i) That the Loan comprising such borrowing is to be a Negotiated Loan;

                (ii) The date of such requested borrowing, which shall be a Business Day;

                (iii) The aggregate principal amount of such borrowing, which shall be in an amount equal to an integral multiple of $100,000 but shall not, in any event, be less than $1,000,000; and

                (iv) The Interest Period with respect thereto, which shall not in any event extend over a period longer than 180 calendar days (subject however to the provisions of subsection 2.14(b)), and shall not end after (A) the Commitment Termination Date in any event or (B) the end of the ASRC Period immediately following the date of the Negotiated Loan if it is a Revolving Credit Loan (ASRC).

The Agent shall promptly advise each Bank of any such Negotiated Loan notice. If any Bank other than the Quoting Bank wishes to participate in the Negotiated Loan and have it treated as a Shared Negotiated Loan, such Bank (a "Participating Bank") must so inform the Agent at the time it is so advised. Upon fulfillment of the applicable conditions set forth in subsection 6.2, the Quoting Bank, and each Participating Bank in the case of a Shared Negotiated Loan, shall provide to the Borrowers, at each such Bank's office at the address applicable for notices under subsection 12.2, immediately available funds covering such Bank's Share of the Negotiated Borrowing.

        (b) For a Eurodollar Loan, the Borrowers shall give the Agent notice (which notice must be received at least three Eurodollar Business Days before each requested Eurodollar Loan borrowing), which notice shall state:

                (i) That the Loan comprising such borrowing is to be a Eurodollar Loan;

                (ii) The date of such requested borrowing, which shall be a Eurodollar Business Day;





                           FORM 10Q - Page 34 of 88

                (iii) The aggregate principal amount of such borrowing, which shall be in an amount equal to an integral multiple of $100,000 but shall not, in any event, be less than $1,000,000; and

                (iv) The duration of the Interest Period with respect thereto, which shall not end after the Term Loan Termination Date in any event.

The Agent shall promptly advise each Bank of any such Eurodollar Loan notice. Upon fulfillment of the applicable conditions set forth in subsection 6.2, each Bank shall provide to the Borrowers, at such Bank's office at the address applicable for notices under subsection 12.2, immediately available funds covering such Bank's Share of the Borrowing.

        No notice of borrowing given pursuant to this subsection 2.6 shall be revocable by the Borrowers at any time after its receipt by the Agent.

        2.7.    CERTAIN MATTERS WITH RESPECT TO LOANS.

        (a) All borrowings, conversions and repayments of Prime Loans, CD Loans, Shared Negotiated Loans and Eurodollar Loans shall be effected so that, after giving effect thereto, each type and all types of Prime Loans, CD Loans, Shared Negotiated Loans and Eurodollar Loans shall be in existence PRO RATA among the Banks (limited to the Quoting Bank and the Participating Banks in the case of Shared Negotiated Loans) according to their respective Percentages (RC) (Adjusted Percentages (RC) in the case of Shared Negotiated Loans).

        (b) It is understood that the Borrowers may request a Negotiated Loan only from the Quoting Bank. It is also understood that the Quoting Bank shall not be obligated to offer and no Bank shall be obligated to make a Negotiated Loan.

        (c) The Borrowers shall not request and no Bank shall make any Revolving Credit Loan of any type if, as a result of the making of such Revolving Credit Loan, the aggregate principal amount of all Revolving Credit Loans of any Bank outstanding hereunder (including for this purpose the Bank's Share of the Outstanding LC Amounts (RC)) would exceed such Bank's Share of the Commitment.

        (d) All repayments of Loans shall be applied first to Revolving Credit Loans (ASRC), and no Revolving Credit Loans (ASRC) may be outstanding except during the ASRC Period, it being understood that any Revolving Credit Loans
(ASRC) outstanding at the end of an ASRC Period shall be repaid by the Borrowers at the end of the ASRC Period.

        2.8. CONDITIONS TO EACH LOAN. No Bank shall have any obligation to make (whether initially, pursuant to subsection 2.4, pursuant to subsection 2.5, pursuant to subsection 2.6 or otherwise) any Loan if the conditions precedent to the making of such Loan specified in subsection 6.2 shall have not been satisfied or if an Event of Default or a Default shall have occurred and be continuing or will result therefrom.

        2.9. WARRANTY. Each notice of borrowing referred to in subsection 2.4, subsection 2.5 or subsection 2.6 shall constitute a representation and warranty by the Borrowers to the Agent and each Bank that on the requested Borrowing
Date no Event of Default or Default shall have then occurred and be continuing or will result therefrom.

        2.10. NOTES. The Revolving Credit Loans of each Bank shall be evidenced by a joint and several promissory note of the Borrowers (a "Revolving Credit Note") substantially in the form set forth in Exhibit 2.10, with appropriate insertions, dated the Effective Date, payable to the order of such Bank in a principal amount equal to such Bank's Share of the Commitment, it being expressly agreed that all principal and all interest shall be payable at maturity (whether by acceleration or otherwise).

        2.11. RECORDKEEPING. Each Bank may record on the schedule attached to its Note or elsewhere in its records the date and amount of each Loan made





                           FORM 10Q - Page 35 of 88
by such Bank, each repayment thereof and, in the case of each Loan other than a Prime Loan, the dates on which the Interest Period for such Loan shall begin and end. The amounts so recorded shall be rebuttable presumptive evidence of the amounts owing and unpaid on such Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrowers hereunder or under any Note to repay the principal amount of the Loans together with all interest accruing thereon.

        2.12. INTEREST RATES. The unpaid principal amount from time to time outstanding of each Note shall bear interest as follows:

        (a) As to any unpaid principal amount representing Prime Loans: on and from the Effective Date to the Commitment Termination Date, at a rate PER ANNUM equal to the National City Rate, and from and after the Commitment Termination Date to the Term Loan Termination Date, at a rate PER ANNUM equal to the National City Rate PLUS 1/8%;

        (b) As to any unpaid principal amount representing CD Loans: during each applicable Interest Period, at a rate PER ANNUM equal to the sum of (i) the Domestic CD Rate (Adjusted) applicable to such Interest Period, PLUS (ii) .70% during the Commitment Period and .95% thereafter;

        (c) As to any unpaid principal amount representing Eurodollar Loans: during each applicable Interest Period, at a rate PER ANNUM equal to the sum of
(i) the Eurodollar Rate (Reserve Adjusted) applicable to such Interest Period, PLUS (ii) .55% during the Commitment Period and .80% thereafter;

        (d) As to any unpaid principal amount representing Negotiated Loans: during each applicable Interest Period, at a rate PER ANNUM equal to the Negotiated Rate for such Interest Period; and

        (e)  Notwithstanding the provisions of the preceding clauses (a), (b),
(c) or (d), all unpaid principal of any Loan shall bear interest after maturity (whether by acceleration or otherwise) at a rate PER ANNUM equal to the higher of the rate in effect prior to such maturity or the sum of (i) the National City Rate PLUS (ii) 2% (but not in any event less than the National City Rate in effect as at such maturity).

        2.13. INTEREST PAYMENT DATES. Subject to subsection 2.20, all accrued interest on all Prime Loans shall be payable quarterly, on the last days of August, November, February and May and at maturity (whether by acceleration or otherwise) commencing with the Initial Payment Date. Subject to subsection 2.20, all accrued interest on each CD Loan, each Eurodollar Loan and each Negotiated Loan shall be payable on the last day of each Interest Period relating to such Loan (PROVIDED that, with respect to any such CD Loan or Eurodollar Loan having an Interest Period greater than 90 days or three months, as the case may be, all interest accrued thereon shall be payable every 90 days in the case of a CD Loan and every three months in the case of a Eurodollar Loan) and at maturity (whether by acceleration or otherwise).

        2.14.   INTEREST PERIODS.

        (a) Except as is hereinafter provided in this subsection 2.14, each period for the payment of interest on a Loan (the "Interest Period") shall commence on the date the Loan is made, continued or converted and shall end on the date which (i) in the case of a CD Loan is 30, 60, 90, 120, 150 or 180 calendar days thereafter, or (ii) in the case of a Eurodollar Loan is one, two, three, four, five or six months (if available) thereafter, in each case as the Borrowers shall have specified in the Borrowers' related notice of borrowing given pursuant to subsection 2.4, subsection 2.5 or subsection 2.6.

        (b) Each Interest Period which would otherwise end on a day which is not a Business Day or Eurodollar Business Day, as the case may be, shall end on the next succeeding Business Day in the case of a CD Loan or Eurodollar Business Day in the case of a Eurodollar Loan (unless the result of the foregoing would be to extend the Interest Period of a Eurodollar Loan to the





                            FORM 10Q - Page 36 of 88
next succeeding calendar month, in which case with respect to such Eurodollar Loan such Interest Period shall end on the next preceding Eurodollar Business
Day).

        2.15. SETTING AND NOTICE OF DOMESTIC CD RATE (ADJUSTED). The applicable Domestic CD Rate (Adjusted) for each Interest Period shall be determined solely by the Agent, and notice thereof shall be given by the Agent to the Borrowers and each Bank. Each determination of the applicable rate by the Agent shall be conclusive and binding upon the parties hereto in the absence of manifest error.

        2.16. COMMITMENT FEE. The Borrowers agree to pay to the Agent for the account of each Bank a commitment fee (the "Commitment Fee") accruing from the Effective Date computed at the rate of .125% PER ANNUM on the average daily unused portion of the Share of the Commitment of each Bank, it being understood that the portion of such Commitment Fee relating to the unused portion of the Share of the Additional Seasonal Commitment of each Bank shall accrue and be payable only during and with respect to each ASRC Period. In computing the Commitment Fee, the unused portion shall not be reduced by a Bank's Share of the Outstanding LC Amounts (RC). The Commitment Fee shall be payable quarterly in arrears on the last day of each August, November, February and May, commencing with the Initial Payment Date and ending on the Commitment Termination Date, on the basis of a year of 360 days for the actual days elapsed.

         2.17. TERMINATION OR REDUCTION OF COMMITMENT. The Borrowers shall have the right, upon not less than three Business Days' prior notice to the Agent, to terminate, or from time to time ratably reduce, the Commitment, PROVIDED that (a) any reduction shall be applied first against the Additional Seasonal Commitment until it has been reduced to zero and then against the Basic Commitment, (b) any reduction shall be accompanied by the ratable prepayment of the Revolving Credit Notes, together with accrued interest thereon to the date of such prepayment, to the extent, if any, that the aggregate unpaid principal amount thereof then outstanding (including for this purpose any necessary LC Prepayment (RC)) exceeds the amount of the Commitment as then reduced, together with the payment of any unpaid Commitment Fee then accrued hereunder in respect of the Commitment, and (c) any termination shall be accompanied by prepayment in full of the unpaid principal amount of the Revolving Credit Notes (including LC Prepayment (RC) of all Outstanding LC Amounts (RC)), together with accrued interest thereon to the date of such prepayment and the payment of any unpaid Commitment Fee then accrued hereunder in respect of the Commitment. Any such reduction of the Commitment shall be in an aggregate amount of $500,000, or a whole multiple thereof. Any such reduction shall ratably reduce permanently the Share of the Basic Commitment or the Share of the Additional Seasonal Commitment, whichever is the case, and correspondingly the Share of the Commitment, allocable to each Bank then in effect. If not terminated earlier, the Commitment shall automatically terminate on the Commitment Termination Date.

        2.18. OPTIONAL PREPAYMENTS OF PRIME LOANS. The Borrowers may, at their option, ratably prepay the Prime Loans, without premium or penalty, in whole or in part, upon notice to the Agent, not later than 2:00 P.M. Columbus, Ohio time on the date of prepayment, specifying the amount of prepayment. Upon receipt of such notice the Agent shall promptly notify each Bank thereof. Such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the date specified, together with accrued interest to such date on the amount prepaid. Partial optional prepayments of the Prime Loans shall be in an aggregate principal amount of at least $50,000 or a whole multiple thereof.

        2.19. COMPUTATION OF INTEREST AND FEES. Interest on the Loans and the Notes and all fees payable pursuant hereto shall be calculated on the basis of a year of 360 days for the actual days elapsed. Any change in the interest rate on the Loans resulting from a change in the National City Rate shall become effective as of the opening of business on the day on which such change in the National City Rate shall become effective. The Agent shall as





                           FORM 10Q - Page 37 of 88
soon as practicable notify the Borrowers and the Banks of the effective date and the amount of each such change in the National City Rate.

        2.20. PAYMENTS. All payments (including prepayments) to be made by the Borrowers on account of principal of and interest on the Notes and fees payable pursuant hereto shall be made without set-off or counterclaim and shall be made to the Agent at its office located at 155 East Broad Street, Columbus, Ohio 43251, Attention: Ralph A. Kaparos, Senior Vice President, or at such other office as designated from time to time by notice from the Agent to the Borrowers, in each case in Dollars and in immediately available funds and for the ratable account of each Bank. If any payment hereunder becomes due and payable on a day other than a Business Day or Eurodollar Business Day, whichever is applicable, the due date for such payment shall be extended to the next succeeding Business Day or Eurodollar Business Day, whichever is applicable, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension, unless the result of the foregoing would be to extend the due date of a Eurodollar Loan to the next succeeding calendar month, in which case, with respect to such Eurodollar Loan, such due date shall end on the next preceding Eurodollar Business Day.

        2.21. USE OF PROCEEDS OF REVOLVING CREDIT LOANS. The proceeds of the Revolving Credit Loans shall be used by the Borrowers initially to repay in full all revolving credit loan amounts outstanding under the Prior Credit Agreement (if any) and thereafter for their working capital requirements, capital expenditures and other general corporate purposes.

        2.22. INCREASED TAXES OR COSTS. If any Bank shall have determined that (a) Regulation D of the Federal Reserve Board, (b) the adoption of any applicable law, rule or regulation, whether domestic or foreign, after the Effective Date, (c) any change after the Effective Date in any applicable law, rule or regulation, whether domestic or foreign, whether now or hereafter in effect, and whether or not presently applicable to any Bank, or any change after the Effective Date in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (d) compliance by any Bank with any request or directive issued after the Effective Date including any such request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency:

        (i) Shall subject any Bank to any tax, duty or other charge with respect to its Loans, its Note or its obligation to make or maintain Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its Loans or any other amounts due under this Agreement in respect of its Loans or its obligation to make or maintain Loans (except for a change in the rate of tax on the overall net income of such Bank);

        (ii) Shall impose, modify or deem applicable any reserve (including without limitation any reserve imposed by the Federal Reserve Board), special deposit, minimum capital, capital ratio or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank or its holding company; or

        (iii) Shall impose on any Bank any other condition affecting its Loans, its Note or its obligation to make or maintain Loans; and the result of any of the foregoing is to increase the cost to or impose a cost on such Bank of making or maintaining any Loan (other than Prime Loans) or its Share of the Commitment, or reduce the amount of any rate of return on such Bank's capital as a consequence thereof or any sum received or receivable by such Bank under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then from time to time, within 30 days after demand by such Bank (with a copy to the Agent), the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such costs, increased costs or reduction less the amount, if any, of such costs, increased costs or reduction that is reasonably





                           FORM 10Q - Page 38 of 88
attributable to unsafe or unsound banking practices of such Bank. Each Bank shall promptly notify the Borrowers and the Agent of any event of which it has knowledge, occurring after the Effective Date, which shall entitle such Bank to compensation pursuant to this subsection 2.22. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

        2.23.   CHANGES IN CIRCUMSTANCES.
          (a) If any of the matters described in clause (b), (c) or (d) of the introductory portion of subsection 2.22 shall make it unlawful or impossible for a Bank (the "Affected Bank") to make, maintain or fund a type of Loan, then
(i) the Affected Bank shall promptly notify each of the other parties hereto of that fact (which notification shall be accompanied by a statement from the Affected Bank setting forth the basis therefor), (ii) the obligation of all Banks to make or effect conversions into the type of Loans made unlawful for the Affected Bank shall, upon the effectiveness of such event, be suspended for the duration of such unlawfulness, and (iii) on the last day of the current Interest Period for Loans of such type or, in any event, if the Affected Bank so requests, on such earlier date as may be required by the relevant law, regulation or interpretation, the Loans of such type then made by the Affected Bank shall, unless then repaid in full, together with accrued interest thereon, automatically convert to Prime Loans.

        (b)  If, with respect to any Interest Period relating to a Loan:

             (i) The Agent determines that deposits in Dollars in the applicable amounts are not being offered in the relevant market for such Interest Period; or

             (ii) Any Bank determines that the interest rate applicable to its Loan or Loans relating to such Interest Period will not adequately and fairly reflect the cost to such Bank of maintaining or funding such Loan or Loans;

the Agent or such Bank shall give notice thereof to the other parties hereto (which notice shall be accompanied by a statement from such affected Bank or Banks setting forth the basis therefor), whereupon the obligations of the affected Bank or Banks to make Loans of the affected type shall be suspended until it notifies the other parties hereto that the circumstances giving rise to such suspension no longer exist.

        2.24. FUNDING LOSSES. The Borrowers hereby agree that, upon demand by the Agent (which demand shall be accompanied by a statement from the Bank or Banks in question setting forth the basis for such demand), the Borrowers shall indemnify any Bank furnishing such statement against any reasonable amount of loss or expense which such Bank may reasonably sustain or incur (including without limitation lost profits or any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain CD Loans, Eurodollar Loans or Negotiated Loans), as reasonably determined by such Bank, as a result of (a) any prepayment or conversion of any such Loan of such Bank on a date other than the last day of an Interest Period for such Loan, or (b) any failure of the Borrowers to borrow or convert any such Loan on the date specified therefor in a notice of borrowing or conversion pursuant to this Agreement; PROVIDED, HOWEVER, that the Borrowers shall indemnify the Banks against lost profits only if such loss occurred as a result of an action or failure to act of the Borrowers, and not if such loss occurred as a result of any change in the law rendering certain such Loans unlawful. Prepayment of such Loans may be negotiated with the Banks with respect to premium and payment of verified lost profits.


        SECTION 3.  LETTERS OF CREDIT.
        3.1. LETTERS OF CREDIT. The Borrowers may request, in accordance with the provisions of this subsection 3.1, that the Issuing Bank issue Letters of Credit for the account of the Borrowers. With respect to such





                           FORM 10Q - Page 39 of 88
requested Letters of Credit, (a) all requested documentary trade Letters of Credit shall be issued as DLCF Letters of Credit under the DLC Facility if issued during the DLCF Period with an expiration date no later than the LC Termination Date (DLCF) and if such issuance would not cause either (i) the aggregate of the then Outstanding LC Amounts (DLCF) to exceed the amount of the DLC Facility then in effect or (ii) if such issuance is to be made during an ASDL Period, the aggregate of the then Outstanding LC Amounts (DLCF) which may by their terms be outstanding immediately after the end of the ASDL Period to exceed the amount of the DLC Facility which will be in effect immediately after the end of the ASDL Period, (b) all requested standby Letters of Credit (PROVIDED that the outstanding standby Letters of Credit may not at any time exceed the Standby LC Limit) and all other requested documentary trade Letters of Credit shall be issued as RC Letters of Credit if issued during the Commitment Period with an expiration date no later than the LC Termination Date
(RC) and if such issuance would not cause either (i) the aggregate of the principal amount of the Revolving Credit Loans outstanding from any Bank (including the Bank's Share of the Outstanding LC Amounts (RC)) to exceed the Bank's Share of the Commitment then in effect or (ii) if such issuance is to be made during an ASRC Period, the aggregate of the principal amount of the Revolving Credit Loans outstanding from any Bank (including in the Bank's
Share of the Outstanding LC Amounts (RC) only those RC Letters of Credit which may by their terms be outstanding immediately after the end of the ASRC Period) to exceed the Bank's Share of the Commitment which will be in effect immediately after the end of the ASRC Period, (c) no RC Letters of Credit may be issued under the Additional Seasonal Commitment unless by their terms they expire at or before the end of the then ASRC Period and (d) no Letters of Credit shall be issued other than as provided in clauses (a), (b) and (c) above. The issuance of any RC Letter of Credit in accordance with the provisions of this subsection
3.1 shall be given effect in the calculation of and thereby reduce the remaining Commitment available for Revolving Credit Loans (but shall not be given effect in the calculation of and thus shall not reduce the amount of the Commitment Fee payable pursuant to subsection 2.16), with each Bank's Share of the Commitment available for Revolving Credit Loans being reduced by such Bank's LC Share (RC) of such Letter of Credit due to the participation in such Letters of Credit provided for below, and shall require the satisfaction of each condition set forth in subsection 6.2 as if such issuance were the making of a Loan. The issuance of any DLCF Letter of Credit in accordance with the provisions of this subsection 3.1 shall be given effect in the calculation of and reduce the remaining DLC Facility available for DLCF Letters of Credit (but shall not be given effect in the calculation of and thus shall not reduce the amount of the facility fee for the DLC Facility payable pursuant to subsection 3.5(c)), and shall require the satisfaction of each condition set forth in subsection 6.2 as if such issuance were the making of a Loan.

        Immediately upon the issuance of each Letter of Credit, each Bank hereby agrees to irrevocably purchase, and shall be deemed to have irrevocably purchased, from the Issuing Bank a participation in such Letter of Credit and drawing thereunder in an amount equal to such Bank's LC Share (DLCF) (in the case of a DLCF Letter of Credit) or LC Share (RC) (in the case of a RC Letter of Credit) determined on the maximum amount which is or at any time may become available to be drawn thereunder (the "LC Amount"). Further, and consistent therewith, as of the Effective Date each pre-existing Letter of Credit then outstanding issued by the Issuing Bank and listed on Schedule 3.1 (a "Pre-Existing Letter of Credit") shall become and thereafter be deemed a Letter of Credit (and a DLCF Letter of Credit unless specifically identified on such Schedule as a RC Letter of Credit) issued hereunder with each Bank hereby agreeing to irrevocably purchase, and being deemed to have irrevocably purchased, from the Issuing Bank a participation in each such Letter of Credit and drawing thereunder in an amount equal to such Bank's LC Share (DLCF) or LC Share (RC), whichever is applicable.

        Each Letter of Credit may provide that the Issuing Bank may (but shall not be required to) pay the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the Loans or, if payment is not then due to the beneficiary, provide for the deposit of funds in an account to secure payment to the beneficiary and that any funds so





                            FORM 10Q - Page 40 of 88
deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Issuing Bank for distribution to the Banks (or, if all obligations of the Borrowers under this Agreement and the Notes shall have been indefeasibly paid in full, to the Borrowers) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Issuing Bank as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by the Issuing Bank under the related Letter of Credit.

        3.2. NOTICE OF ISSUANCE. Whenever the Borrowers desire the issuance of a Letter of Credit, they shall deliver to the Agent and to the Issuing Bank a written notice no later than 1:00 P.M. Columbus, Ohio time at least three Business Days, or such shorter period as may be agreed to by the Issuing Bank in any particular instance, in advance of the proposed date of issuance. That notice shall specify (a) the type of Letter of Credit (documentary trade or standby), (b) the proposed date of issuance (which shall be an LC Business
Day), (c) the face amount of the Letter of Credit, (d) the expiration date of the Letter of Credit and (e) the name and address of the beneficiary. Prior to the date of issuance, the Borrowers shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Bank to make payment under the Letter of Credit; PROVIDED that the Issuing
Bank, in its sole reasonable judgment, may require changes in any such documents and certificates; and PROVIDED, FURTHER, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same LC Business Day that such draft is presented if such presentation is made after 11:00 A.M. in the time zone of the Issuing Bank on such LC Business Day. In determining whether to pay under a Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. On a monthly basis, following receipt of each notice of issuance of a Letter of Credit, the Agent shall notify each Bank of each such issuance and the amount of each Bank's respective participation therein determined in accordance with subsection 3.1. Each Bank may also request such information more frequently than monthly if needed.

        3.3. PAYMENT OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall notify the Borrowers and the Agent on or before the date on which the Issuing Bank intends to honor such drawing, and the Borrowers shall reimburse the Issuing Bank on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing; PROVIDED that, anything contained in this Agreement to the contrary notwithstanding, in the case of a drawing under a RC Letter of Credit only, (a) unless the Borrowers shall have notified the Agent and the Issuing Bank prior to 11:00 A.M. Columbus, Ohio time on the Business Day immediately prior to the date of such drawing that the Borrowers intend to reimburse the Issuing Bank for the amount of such drawing with funds other than the proceeds of Loans, the Borrowers shall be deemed to have timely given a notice of borrowing to the Agent pursuant to subsection 2.4 requesting the Banks to make Loans which are Prime Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing, and (b) subject to satisfaction or waiver of the conditions specified in subsection 6.2, the Banks shall, on the date of such drawing, make Loans which are Prime Loans on the date on which such drawing is honored in amount equal to the amount of such drawing, the proceeds of which shall be applied directly by the Agent to reimburse the Issuing Bank for the amount of such drawing; and PROVIDED, FURTHER, that, in such case, if for any reason proceeds of Loans are not received by the Issuing Bank on such date in an amount equal to the amount of such drawing, the Borrowers shall reimburse the Issuing Bank, on the LC Business Day immediately following the date of such drawing, in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Loans, if any, which are so received, PLUS accrued interest on such amount at the rate set forth in subsection 3.5(a)(ii).





                            FORM 10Q - Page 41 of 88

        3.4. PAYMENT BY BANKS. In the event that the Borrowers shall fail to reimburse the Issuing Bank as provided in subsection 3.3 in an amount equal to the amount of any drawing honored by the Issuing Bank under a Letter of Credit issued by it, the Issuing Bank shall promptly notify each Bank of the unreimbursed amount of such drawing and of such Bank's respective participation therein. Each Bank shall make available to the Issuing Bank an amount equal to its respective participation in same day funds, at the office of the Issuing Bank specified in such notice, not later than 1:00 P.M. Columbus, Ohio time on the LC Business Day after the date notified by the Issuing Bank. In the event that any Bank fails to make available to the Issuing Bank the amount of such Bank's participation in such Letter of Credit as provided in this subsection 3.4, the Issuing Bank shall be entitled to recover such amount on demand from such Bank together with interest at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the National City Rate. Nothing in this subsection 3.4 shall be deemed to prejudice the right of any Bank to recover from the Issuing Bank any amounts made available by such Bank to the Issuing Bank pursuant to this subsection 3.4 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by the Issuing Bank in respect of which payment was made by such Bank constituted gross negligence or willful misconduct on the part of the Issuing Bank. The Issuing Bank shall distribute to each other Bank which has paid all amounts payable by it under this subsection 3.4 with respect to any Letter of Credit issued by the Issuing Bank such other Bank's pro rata share (determined based on the Bank's Percentage (RC) or Percentage (DLCF), whichever is applicable) of all payments received by the Issuing Bank from the Borrowers in reimbursement of drawings honored by the Issuing Bank under such Letter of Credit when such payments are received.

        3.5.    COMPENSATION.

        (a) The Borrowers agree to pay the following amount to the Issuing Bank with respect to Letters of Credit issued by it:

                (i) With respect to each Letter of Credit, an administrative fee established by the Issuing Bank, payable upon the issuance of the Letter of Credit or at such other time established by the Issuing Bank;

                (ii) With respect to drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by the Issuing Bank in respect of each such drawing from the date of the drawing through the date such amount is reimbursed by the Borrowers (including any such reimbursement in the case of RC Letters of Credit out of the proceeds of Loans pursuant to subsection 3.3) at a rate which is at all times equal to 2% PER ANNUM in excess of the rate of interest otherwise payable under this Agreement for Prime Loans;

                (iii) With respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, negotiating, documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be;

                (iv) From and after the Term Loan Commencement Date, a fee accruing from the Term Loan Commencement Date computed at .25% PER ANNUM on the average daily balance of (A) the Outstanding LC Amounts (RC) less
        (B) the aggregate amount of any LC Prepayments (RC), which fee shall be payable on the same dates as the Term Loan Amortization Installments are payable and on the basis of a year of 360 days for the actual days elapsed; and

                (v) From and after the last day of the DLCF Period, a fee accruing from the last day of the DLCF Period, computed at 1/8% PER ANNUM on the average daily balance of the Outstanding LC Amounts (DLCF), which fee shall be payable on the same dates as the Commitment





                            FORM 10Q - Page 42 of 88

        Fee under subsection 2.16 or the Term Loan Amortization
        Installments (whichever is applicable) are payable on the basis of a year of 360 days for the actual days elapsed.

        (b) The Borrowers agree to pay to the Agent at the time of issuance, for distribution to each Bank in respect of each standby Letter of Credit issued, such Bank's pro rata share (determined based on the Bank's Percentage
(RC)) of a commission equal to 7/8% PER ANNUM of the LC Amount for such standby Letter of Credit.

        (c) The Borrowers agree to pay to the Agent for distribution to the Banks in respect of the DLC Facility a facility fee during the DLCF Period computed at 1/8% PER ANNUM on the amount of the DLC Facility (it being understood that the portion of such facility fee relating to the Additional Seasonal DLCF Limit shall accrue and be payable only during and with respect to each ASDL Period), which facility fee shall be payable quarterly in advance on the same dates as the Commitment Fee is payable as provided in subsection 2.16 and on the basis of a year of 360 days for the actual days elapsed.

        Promptly upon receipt by the Issuing Bank or the Agent of any amount described in clause (a)(ii), (a)(iv), (a)(v), (b) or (c) of this subsection 3.5, the Issuing Bank or the Agent, as the case may be, shall distribute to each Bank its share of such amount (in the case of Pre-Existing Letters of Credit, only the pro-rated portion based on the portion of the term of each Pre-Existing Letter of Credit which falls from and after the Effective Date shall be so shared). Amounts payable under clause (a)(i) or (a)(iii) of this subsection 3.5 shall be paid directly to, and for the sole benefit of, the Issuing Bank.

        3.6. OBLIGATIONS ABSOLUTE. The obligations of the Borrowers to reimburse the Issuing Bank for drawings made under the Letters of Credit issued by it and the obligations by the Banks under subsection 3.4 shall, other than in the case of gross negligence or willful misconduct on the part of the Issuing Bank, be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including without limitation the following circumstances:

        (a)  Any lack of validity or enforceability of any Letter of Credit;

        (b) The existence of any claim, set-off, defense or other right which any of the CSC Companies may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), the Issuing Bank, any Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

        (c) Any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

        (d) Payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of the Letter of Credit;

        (e) Any other circumstance or happening whatsoever which is similar to any of the foregoing; or

        (f) The fact that an Event of Default or a Default shall have occurred and be continuing.

        3.7. INCREASED COSTS AND CHANGED CIRCUMSTANCES. The provisions of subsection 2.22 and subsection 2.23 shall apply to the issuance and maintenance of Letters of Credit the same as if such Letters of Credit themselves were Loans hereunder.





                            FORM 10Q - Page 43 of 88

         SECTION 4.  TERM LOANS.

         4.1. PROCEDURE FOR BORROWING. By written notice given on or before the Term Loan Notice Date by the Borrowers to the Agent and each Bank (which notice shall be deemed to have been given, whether or not actually given, if on the Term Loan Commencement Date there are any outstanding Loans or RC Letters of Credit hereunder having a maturity date which is after the Term Loan Commencement Date), on the Term Loan Commencement Date the
Borrowers shall borrow from each Bank and each Bank shall lend to the Borrowers, subject to the terms hereof, as a term loan (a "Term Loan") up to the Term Loan Commitment of such Bank. The Term Loan of each Bank shall be evidenced by a joint and several promissory note of the Borrowers substantially in the form of Exhibit 4.1 (a "Term Note") which shall be payable to the order of such Bank and shall represent the obligation of the Borrowers to pay the amount of the Term Loan made by such Bank with interest thereon as prescribed in this subsection 4.1. The Term Notes shall (a) be dated the Term Loan Commencement Date, (b) be in a principal amount equal to the Term Loan Commitment of the payee Bank, (c) be stated to mature on the Term Loan Termination Date, (d) provide for payment of principal in Term Loan Amortization Installments beginning on the Term Loan Initial Payment Date and (e) bear interest on the unpaid principal amount thereof from time to time outstanding at such rate or rates set forth in subsection 2.12 for a Term Loan as shall be selected by the Borrowers and set forth in the initial notice of Term Loan borrowing and subsequent notices given in accordance with the procedure set forth in subsection 2.5. The Borrowers may select Interest Periods that would extend beyond a Term Loan Amortization Installment payment date provided that the aggregate principal of the Loans with such Interest Periods shall not exceed the amount of the permissible Term Loan Exposure after giving effect to such Term Loan Amortization Installment. Interest on the Term Notes shall be payable quarterly commencing on the Term Loan Initial Payment Date, on the last day of each Interest Period (in the case of each CD Loan or Eurodollar Loan) and upon payment (including prepayment) in full thereof. After any unpaid principal amount of the Term Notes shall become due, such principal amount shall bear interest until paid in full (both before and after judgment) as provided in subsection 2.12(e). At the time of the Term Loan borrowing, the Banks shall deliver the Revolving Credit Notes held by them to the Borrowers against delivery to the Banks of the Term Notes, together with (i) any accrued interest on such Revolving Credit Notes and any accrued Commitment Fee under subsection
2.16 and (ii) if less than the amount then owing on the Revolving Credit Notes is then being borrowed, the principal amount of the Revolving Credit Notes in excess of the amount then being borrowed as Term Loans. No Term Loan may be made or maintained as a Negotiated Loan.

          4.2. OPTIONAL PREPAYMENTS. The Borrowers may, at their option, prepay the portion of the Term Notes that bears interest at the National City Rate PLUS 1/8%, without premium or penalty, in whole or in part, upon at least one Business Day's prior notice to the Agent, specifying the date and amount of prepayment. Upon receipt of such notice the Agent shall promptly notify each Bank thereof. Such notice shall be irrevocable and the payment amount specified in such notice shall be due and payable on the date specified, together with accrued interest to such date on the amount prepaid. Partial optional prepayments of the Term Notes shall be in an aggregate principal amount of at least $250,000 or a whole multiple of $100,000 in excess thereof and shall be applied to the unpaid installments thereof in the same manner that Term Loan Amortization Installments are applied and in the inverse order of their maturities.

          SECTION 5.  REPRESENTATIONS AND WARRANTIES.

          In order to induce each Bank to enter into this Agreement and to make the Loans (including any issuances of Letters of Credit pursuant to Section 3), the Borrowers hereby jointly and severally represent and warrant to the Agent and the Banks that:

          5.1. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the CSC Ohio Companies (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power





                            FORM 10Q - Page 44 of 88
and authority and the legal right to own or lease and operate its Property, and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and the failure to qualify would have a material adverse effect on the business, operations, Property or financial or other condition of such CSC Ohio Company and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not, in the aggregate, have a material adverse effect on the business, operations, Property or financial or other condition of the CSC Ohio Companies taken as a whole, and could not materially adversely affect the ability of the Borrowers to perform their obligations under and in respect of this Agreement and the Notes.

          5.2. CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each of the Borrowers has the corporate power and authority to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and each of the Borrowers has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the other such Loan Documents. No consent or authorization of, filing with or other act by or in respect of any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance by the Borrowers, or the validity or enforceability against the Borrowers, of the Loan Documents to which the Borrowers are a party. All consents and authorizations of, filings with and other acts by or in respect of any other Person required in connection with the execution, delivery or performance by the Borrowers, or the validity or enforceability against the Borrowers, of the Loan Documents to which the Borrowers are a party have been obtained or performed and are in full force and effect. This Agreement has been, and the Notes will be, duly executed and delivered on behalf of the Borrowers. This Agreement constitutes, and the Notes when executed and delivered will constitute, a legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          5.3. NO LEGAL BAR. The execution, delivery and performance by the Borrowers of the Loan Documents to which they are a party will not violate any Requirements of Law or any Contractual Obligation applicable to or binding upon any of the CSC Ohio Companies or any of its respective Properties or assets and will not result in the creation or imposition of any Lien on any of its respective Properties or assets pursuant to the provisions of any Requirements of Law applicable to it or any of its respective Contractual Obligations, except to the extent that such violation or the creation or imposition of any such Lien would not, in the aggregate, have a material adverse effect on the business, operations, Property or financial or other condition of the CSC Companies taken as a whole, and could not materially adversely affect the ability of the Borrowers to perform their obligations under and in respect to this Agreement and the Notes.

          5.4. NO MATERIAL LITIGATION. No litigation or proceeding or, to the knowledge of the Borrowers, investigation of or before any arbitrator or Governmental Authority, is pending or, to the knowledge of the Borrowers, threatened by or against any of the CSC Companies or against any of its respective properties or revenues (a) with respect to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or (b) which, if adversely determined, would have a material adverse effect on the business, operations, assets or condition, financial or otherwise, of the CSC Companies taken as a whole.

          5.5. NO DEFAULT. None of the CSC Ohio Companies is in default in the payment or performance of any of its Contractual Obligations (except as to such default which would not have a material adverse effect upon the business, operations, Property or financial or other condition of the CSC Companies taken as a whole), and no Default or Event of Default has occurred and is





                            FORM 10Q - Page 45 of 88
continuing. None of the CSC Ohio Companies is in default under any order, award or decree of any Governmental Authority or arbitrator binding upon or affecting it or by which any of its Properties or assets may be bound or affected (except as to such default which would not have a material adverse effect upon the business, operations, Property or financial or other condition of the CSC Companies taken as a whole).

          5.6. FEDERAL REGULATIONS. None of the CSC Ohio Companies is engaged, nor will any of the CSC Ohio Companies engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect. No part of the proceeds of any Loans will be used for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U of the Federal Reserve Board. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of the Federal Reserve Board.

          5.7. INVESTMENT COMPANY ACT. None of the CSC Ohio Companies is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          5.8. DISCLOSURE. No representation or warranty made by any of the CSC Companies in the Loan Documents or in any other document furnished to the Agent or any of the Banks from time to time in connection herewith or therewith, as of the date of such document, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.

          5.9. FINANCIAL CONDITION. The consolidated balance sheet of the CSC Companies as at January 29, 1994, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended, certified by Deloitte & Touche, copies of which have been furnished to the Banks, present fairly the consolidated financial position of the CSC Companies as at such date and the results of their operations for such period. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the period involved.
          5.10. NO CHANGE. Since January 29, 1994, there has been no material adverse change in the business, operations, assets or financial or other condition of the CSC Companies taken as a whole.

          5.11. OWNERSHIP OF PROPERTY; LIENS. Except as set forth on Schedule 5.11, except for Liens that are not material and except for any changes which have occurred in the ordinary course of business of the CSC Ohio Companies, each of the CSC Ohio Companies has good record title in fee simple to, or valid and subsisting leasehold interests in, all of their respective real Property, and good title to all their respective other Property, reflected on the balance sheets referred to in subsection 5.9.

          5.12. TAXES. Each of the CSC Ohio Companies has filed or caused to be filed all tax returns which, to the knowledge of the Borrowers, are required to have been filed, and has paid all taxes shown to be due and payable on said returns, all assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the appropriate CSC Ohio Company); and no tax liens have been filed and, to the knowledge of the Borrowers, no claims are being asserted with respect to any such taxes, fees or other charges.





                            FORM 10Q - Page 46 of 88

          5.13.  ERISA.

          (a) Except as set forth on Schedule 5.13, none of the CSC Ohio Companies is a party to, makes or is required to make employer contributions to, or has any current or future obligation or liability with respect to, any pension, profit-sharing, retirement, deferred compensation, bonus, stock purchase, severance, hospitalization, medical insurance, life insurance, vacation policy or other employee benefit plan, agreement, arrangement or understanding maintained for the benefit of its current or former employees (a "Plan"). Each Plan set forth or described on Schedule 5.13 is, except to the extent stated therein, in full force and effect in accordance with its terms and complies in all material respects with all applicable laws. None of the CSC Ohio Companies is in default under any Plan and, except as set forth on
Schedule 5.13, to the knowledge of the CSC Ohio Companies, no other party is in default thereunder. The CSC Ohio Companies have made or provided for all payments due under or with respect to each Plan to date, and all amounts properly accrued to date as liabilities of the CSC Ohio Companies under each Plan in the current plan years have been recorded on the books of the CSC Ohio Companies. Each Plan listed on Schedule 5.13 that is intended to qualify under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and each trust established under a Plan that is intended to be exempt from taxation under Section 501(a) or (c) of the Code has been determined by the Internal Revenue Service to be so exempt, and nothing has occurred which would cause the loss of such qualifications or exemptions. None of the Plans is a Multiple Employer Plan or a Multiemployer Plan, and none of the CSC Ohio Companies has made any contributions to or participated in any Multiple Employer Plan or Multiemployer Plan within the last five years.

          (b) Except as set forth on Schedule 5.13, to the knowledge of the CSC Ohio Companies, the CSC Ohio Companies have satisfied all material reporting and disclosure requirements and all other material requirements applicable to them under the Code or ERISA, and the Department of Labor and the Internal Revenue Service regulations promulgated thereunder, with respect to the Plans. There are no material actions, suits or asserted claims pending and served on any of the CSC Ohio Companies (other than routine claims for benefits) or, except as set forth on Schedule 5.13, to the knowledge of any of the CSC Ohio Companies, threatened, against any Plan or against the assets of any Plan. No Plan which is subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived. No Plan that is or was subject to Title IV of ERISA has been terminated, no proceeding has been initiated to terminate any such Plan, and none of the CSC Ohio Companies has incurred, nor reasonably expects to incur, any liability to PBGC, except for required premium payments, none of which payments is overdue.

          (c) The present value of all accrued benefits (whether or not vested) under each Plan subject to Title IV of ERISA did not exceed, as of January 1, 1993, and does not exceed as of the Effective Date, the then current Fair Market Value of the assets of such Plan by more than the amount set forth on Schedule 5.13. For purposes of determining the present value of accrued benefits under the Plans, the actuarial assumptions and methods used under each Plan for the most recent Plan valuation shall be used.

          (d) With respect to each Plan that is an "employee benefit plan", within the meaning of Section 3(3) of ERISA, true and complete copies of (i) the documents embodying the Plan, any related trust and all amendments thereto,
(ii) the summary plan description and all modifications thereto, (iii) the last filed Annual Report (Form 5500 Series) and Schedules A and B thereto, (iv) the most recent Internal Revenue Service determination letter, if applicable, (v) the most recent actuarial valuation report, if any, and (vi) the most recent annual and periodic financial statements, have been delivered or made available to the Agent and are correct in all material respects.





                            FORM 10Q - Page 47 of 88

          5.14. CSC OHIO SUBSIDIARIES. Unless otherwise disclosed to the Agent and the Banks in writing, the only CSC Ohio Subsidiaries are those listed in Schedule 5.14.


          SECTION 6.  CONDITIONS PRECEDENT.
          6.1. CONDITIONS TO INITIAL REVOLVING CREDIT LOANS. The obligation of each Bank to make its initial Revolving Credit Loan shall be subject to the fulfillment prior to or contemporaneously with the making of such Revolving Credit Loan of the following conditions to the satisfaction of such Bank:

          (a) REVOLVING CREDIT NOTE. The Agent shall have received for the account of the Banks each Bank's Revolving Credit Note conforming to the requirements hereof and duly executed by the duly authorized officers of the Borrowers.

          (b) CREDIT GUARANTEES. The Agent shall have received, with a counterpart for each Bank, a Credit Guarantee of each of the CSC Companies other than the Borrowers, duly executed by a duly authorized officer of each such CSC Company in substantially the forms of Exhibit 1.1-1 (for the CSC Parent Companies) and Exhibit 1.1-2 (for the CSC Ohio Subsidiaries).

          (c) LEGAL OPINION OF COUNSEL. The Agent shall have received, with a counterpart for each Bank, the opinion, dated the Closing Date, of Albert J. Bell, general counsel to the CSC Parent/Borrower Companies, in substantially the form of Exhibit 6.1(c).

          (d) CORPORATE PROCEEDINGS. The Agent shall have received, with a counterpart for each Bank, a copy of the resolutions of the Board of Directors of each of the CSC Companies authorizing (i) the execution, delivery and performance by each of the CSC Companies of the Loan Documents to which it is a party, (ii) the consummation of the transactions contemplated thereby and hereby and (iii) the borrowings provided for herein, certified by the appropriate Secretary or Assistant Secretary of each of the CSC Companies on the Closing Date. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificate.

          (e) INCUMBENCY CERTIFICATES. The Agent shall have received, with a counterpart for each Bank, a certificate of the Secretary or an Assistant Secretary of each of the CSC Companies dated the Closing Date, as to the incumbency and signature of the officer or officers signing the Loan Documents to which it is a party and any certificate or other document to be delivered pursuant thereto or hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          (f) NO LEGAL RESTRAINTS. There shall be no injunction, writ, preliminary restraining order or any order of any nature issued by any Governmental Authority directing that the transactions provided for in the Loan Documents or any of them not be consummated as herein or therein provided.

          (g) FINANCIAL INFORMATION. The Agent shall have received, with a photocopy for each Bank, copies of the financial statements referred to in subsection 5.9.

          (h) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by (i) the Borrowers in the Loan Documents, (ii) each of the CSC Parent Companies in its respective Credit Guarantee and (iii) each CSC Ohio Subsidiary in its respective Credit Guarantee, and the representations and warranties made by any of the CSC Companies which are contained in any certificate, document or financial or other statement furnished in connection therewith or herewith, shall be true and correct in all material respects on and as of the Closing Date after giving effect to the initial Loan.





                            FORM 10Q - Page 48 of 88

          (i) BORROWING CERTIFICATE. The Agent shall have received a borrowing certificate, with an executed counterpart for each Bank, dated the Closing Date, substantially in the form of Exhibit 6.1(i), executed by the duly authorized officers of the Borrowers.

          (j) PRIOR CREDIT AGREEMENT, LOAN DOCUMENTS AND NOTE. The Borrowers shall have repaid in full, or shall repay in full as of the time of the initial Revolving Credit Loan with proceeds of the initial Revolving Credit Loan, all outstanding loans and any other amounts owing under the Credit Agreement dated June 10, 1993 among the parties hereto including all amendments thereto (the "Prior Credit Agreement") and all "Loan Documents" (as defined in such Prior Credit Agreement) (the "Prior Loan Documents") and under all promissory notes from the Borrowers to the Banks issued pursuant thereto (the "Prior Notes"). The parties agree that such Prior Credit Agreement, such Prior Loan Documents and such Prior Notes are, concurrently with such initial Revolving Credit Loan and repayment in full, terminated by them and shall thereafter be of no further force or effect.

          (k) ADDITIONAL MATTERS. All corporate and other proceedings and all other documents and legal matters in connection with the transactions contemplated by the Loan Documents shall be satisfactory in form and substance to each Bank and its counsel.

          6.2. CONDITIONS TO ALL LOANS. The obligation of each Bank to make any Loan (including the Revolving Credit Loan on the Closing Date) is subject to fulfillment of the following conditions precedent to the satisfaction of such Bank:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties made by (i) the Borrowers in the Loan Documents, (ii) each of the CSC Parent Companies in its respective Credit Guarantee and (iii) each CSC Ohio Subsidiary in its respective Credit Guarantee, and the representations and warranties made by any of the CSC Companies which are contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith or herewith, shall be true and correct in all material respects on and as of the Borrowing Date for such Loan after giving effect to such Loan, as if made on and as of such date unless stated to relate to a specific earlier date.

          (b) NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing on such Borrowing Date or after giving effect to each Loan to be made on such Borrowing Date.

          (c) LITIGATION. No suit, action, investigation, inquiry or other proceeding by any Governmental Authority or other Person or any other legal or administrative proceeding shall be pending or threatened which questions the validity or legality of the transactions contemplated by the Loan Documents, or seeks damages in connection therewith.

          (d) ADDITIONAL CREDIT GUARANTEES. The Agent shall have received, with a counterpart for each Bank, a Credit Guarantee of each CSC Subsidiary created subsequent to the Closing Date, duly executed by a duly authorized officer of such CSC Subsidiary, substantially in the form of Exhibit 1.1-2, together with certified resolutions and an incumbency certificate for such CSC Subsidiary comparable to those required by subsections 6.1(d) and 6.1(e).

Each borrowing hereunder shall be deemed a representation and warranty jointly and severally by the Borrowers to the effect that the conditions set forth in paragraphs (a), (b), (c) and (d) above are satisfied.


          SECTION 7.  AFFIRMATIVE COVENANTS.
          The Borrowers hereby jointly and severally agree that, so long as the Commitment remains in effect or any Note or Letter of Credit issued hereunder remains outstanding and unpaid or any other amount is owing to the Agent or any Bank hereunder, the Borrowers shall, and in the case of the agreements set





                            FORM 10Q - Page 49 of 88
forth in subsections 7.3, 7.4, 7.5, 7.6 and 7.7 shall cause the CSC Ohio Subsidiaries to:

          7.1.  FINANCIAL STATEMENTS.  Furnish to each Bank:

          (a) As soon as available, but in any event not later than 90 days after the end of each fiscal year of CSC, (i) a copy of the consolidated balance sheet of the CSC Companies as at the end of such fiscal year and the related consolidated statements of income and stockholders' equity and cash flows of the CSC Companies for such fiscal year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche or other independent certified public accountants of nationally recognized standing acceptable to the Banks, and (ii) a consolidating balance sheet of the CSC Companies as at the end of such fiscal year showing the assets and liabilities of each of CSC and TRO separately and of all of the other CSC Companies on a consolidated basis; and also, as soon as available, but in any event not later the due date for filing the federal tax return for each fiscal year of CSC, (iii) a consolidating statement of income for such fiscal year showing the income of each of CSC and TRO separately and all of the other CSC Companies on a consolidated basis.

          (b) As soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of CSC, (i) a copy of the unaudited consolidated balance sheet of the CSC Companies as at the end of each such quarter and the related unaudited consolidated statement of income of the CSC Companies for such quarterly period and the portion of the fiscal year through the end of such quarter, setting forth in each case in the form required by Form 10-Q under the Securities Exchange Act of 1934, as amended, the figures for the corresponding period of the previous year, and certified by the chief financial officer of CSC as being fairly stated in all material respects, (ii) a consolidating balance sheet of the CSC Companies as at the end of each such quarter, showing the assets and liabilities of each of CSC and TRO separately and of all of the other CSC Companies on a consolidated basis, and (iii) such other financial information with respect to the Borrowers, certified by the chief financial officer of the Borrowers as being fairly stated in all material respects, as the Bank may request, such information not to be unreasonably withheld by the Borrowers; and

          (c) Any other financial statements or other financial information which any of the CSC Companies is obligated to provide under the Note Purchase Agreement, at the same time and on the same basis as such CSC Companies are obligated to provide the same under the Note Purchase Agreement.

All such financial statements referred to in clauses (a) and (b) of this subsection 7.1 shall present fairly the consolidated or consolidating (as the case may be) financial position of the CSC Companies as at such date (subject, in the case of interim statements, to normal year-end audit adjustments) and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such accountants or officer, as the case may be, and disclosed therein).

          7.2.  CERTIFICATES; OTHER INFORMATION.  Furnish to each Bank:

          (a) Concurrently with the delivery of the financial statements referred to in clause (a) of subsection 7.1, a certificate of such accountants who certify such financial statements, stating that they have reviewed this Agreement and stating further, whether, in making their audit, such accountants have become aware of any condition or event which then constitutes a Default or an Event of Default and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof;

          (b) Concurrently with the delivery of the financial statements referred to in clauses (a) and (b) of subsection 7.1, a certificate of the





                            FORM 10Q - Page 50 of 88
chief financial officer of each of the Borrowers (i) stating that, to the best of such officer's knowledge, such Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in the Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) showing in detail as of the end of the related fiscal period the calculations supporting such statement in respect of subsections 8.4 and 8.5 and subsections 9.5, 9.6 and 9.9 and (iii) stating that all such consolidated and consolidating financial statements present fairly the consolidated and consolidating financial position of the CSC Companies (subject, in the case of interim statements, to normal year-end audit adjustments) and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein);

          (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by CSC to its security holders, all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by the CSC Companies with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions; and

          (d) Promptly, such additional financial and other information as the Agent or any Bank may from time to time reasonably request.

          7.3. PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of their obligations and liabilities of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the appropriate CSC Ohio Company.

          7.4. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as conducted by them, and preserve, renew and keep in full force and effect their corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of their business, except as otherwise permitted by subsection 8.3; and comply with all material applicable Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the business, operations, Property or financial or other condition of the CSC Ohio Companies taken as a whole.

          7.5. MAINTENANCE OF PROPERTY; INSURANCE. Keep all Property useful and necessary in their business in good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies insurance on all their Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business and furnish to each Bank, upon written request, full information as to the insurance carried.

          7.6. INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of record and account in which entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to their business and activities; and permit representatives of the Agent or any Bank to visit and inspect any of their Properties and examine and make abstracts from any of their books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, Properties and financial and other condition of the CSC Ohio Companies with officers and employees of the CSC Ohio Companies and with their independent certified public accountants.

          7.7.  NOTICES.  Promptly give notice to the Agent and each Bank:

          (a)  Of the occurrence of any Default or Event of Default;





                            FORM 10Q - Page 51 of 88

          (b) Of any (i) default or event of default under any instrument or other agreement of any of the CSC Ohio Companies which default or event of default could have a material adverse effect on the business, operations, Property or financial or other condition of the CSC Ohio Companies taken as a whole or (ii) litigation, investigation or proceeding which may exist at any time between any of the CSC Ohio Companies and any Governmental Authority, which in any such case, if adversely determined, would have a material adverse effect on the business, operations, Property or financial or other condition of the CSC Ohio Companies taken as a whole;

          (c) Of any litigation or proceeding affecting any of the CSC Ohio Companies (i) in which the amount claimed is $100,000 or more and not covered by insurance or (ii) in which injunctive or similar relief is sought which, if obtained, would have a material adverse effect on the business, operations, Property or financial or other condition of the CSC Ohio Companies taken as a whole; and

          (d) Of the following events, as soon as practicable after, and in any event within 30 days after, either of the Borrowers knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Single Employer Plan which Reportable Event could have a material adverse effect on the business, operations, Property or financial or other condition of the CSC Ohio Companies taken as a whole, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or either of the Borrowers or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and, with respect to a Multiemployer Plan, the "reorganization" or "insolvency" of the Plan (as those terms are defined in Sections 4241 and 4245 of ERISA, respectively) in each of the foregoing cases which could have a material adverse effect on the business, operations, Property, financial or other condition of the CSC Ohio Companies taken as a whole, and, in addition to such notice, deliver to the Agent and each Bank whichever of the following may be applicable: (A) a certificate of the chief financial officer of each of the Borrowers setting forth details as to such Reportable Event and the action that each of the Borrowers or such Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be.

Each notice given pursuant to this subsection 7.7 shall be accompanied by a statement of the chief executive officer or chief financial officer of each of the Borrowers setting forth details of the occurrence referred to therein and stating what action each of the Borrowers proposes to take with respect thereto.


          SECTION 8.  NEGATIVE COVENANTS.
          The Borrowers hereby jointly and severally agree that, so long as the Commitment remains in effect or any Note or Letter of Credit issued hereunder remains outstanding and unpaid or any other amount is owing to the Agent or any Bank hereunder, the Borrowers shall not, nor shall the Borrowers permit any of the CSC Ohio Subsidiaries to, directly or indirectly:

          8.1. INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

          (a)  Indebtedness under the Notes;

          (b) Unsecured Indebtedness other than Indebtedness under the Notes (including all Letters of Credit) to all banks including the Banks not exceeding the aggregate amount of $50,000,000 at any one time outstanding;





                            FORM 10Q - Page 52 of 88

          (c) Indebtedness incurred in connection with trade and other accounts payable in the ordinary course of business and in accordance with customary trade terms;

          (d) Indebtedness under Capital Leases (including any Capital Lease entered into by any of the CSC Ohio Companies for a Retail Store), conditional sale agreements and other purchase money financing agreements entered into to finance capital expenditures;

          (e)    Indebtedness to other CSC Companies; or

          (f) Indebtedness incurred in connection with the Liens permitted pursuant to subsection 8.2.

          8.2. LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its Property, assets, income or profits, whether now owned or hereafter acquired, except:

          (a) Liens for taxes not yet due or, in the case of real estate taxes, not yet the subject of interest and penalties for the nonpayment thereof, or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the appropriate CSC Ohio Company in accordance with GAAP;

          (b) Carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's, vendors' or other like Liens arising in the ordinary course of business (i) which are not overdue for a period of more than 60 days or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the appropriate CSC Ohio Company in accordance with GAAP, and in addition thereto any such Liens arising in the ordinary course of business other than those described in clauses (i) and (ii) which do not in the aggregate exceed $1,000,000;

          (c) Pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

          (d) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) Easements, rights-of-way, landlords' liens, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of any of the CSC Ohio Companies;

          (f)  Liens in existence on the Effective Date and disclosed in
Schedule 8.2(f), PROVIDED that such Liens are not spread to cover any additional Property and the principal amount of Indebtedness secured thereby is not increased;

          (g) Liens for Capital Leases, conditional sale agreements and other purchase money financing agreements entered into to finance capital expenditures;

          (h)  Liens in favor of the Banks;

          (i) Mortgage Liens on real Property to secure financing for the acquisition or development of or construction of improvements on such real Property; and

          (j) Purchase money Liens granted to the seller of Property to finance all or part of the purchase price therefor.





                            FORM 10Q - Page 53 of 88

          8.3. PROHIBITION OF FUNDAMENTAL CHANGES. Enter into any transaction of sale, acquisition or merger or consolidation or amalgamation, or liquidate in one transaction or in a series of transactions, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, in a single transaction or in a series of related transactions, all or substantially all of its Property or assets, or make any fundamental change in the present method of conducting business except:

          (a) The sale of inventory or interests in Joint Ventures in the ordinary course of business of the CSC Ohio Companies consistent with the current practices of the CSC Ohio Companies;

          (b) Any CSC Ohio Subsidiary may be merged or consolidated with or into the Borrower of which it is a Subsidiary (PROVIDED that such Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of such Borrower (PROVIDED that a wholly owned Subsidiary of a Borrower shall be the continuing or surviving corporation); and

          (c) Any CSC Ohio Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any of the CSC Ohio Companies.

          8.4. CURRENT RATIO. Permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities at any time to be less than 1.50 to 1.00.

          8.5. LIMITATION ON ADVANCES AND DIVIDENDS. Declare or pay any dividends on any shares of any class of stock of the Borrowers, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement or other acquisition of any shares of any class of stock of the Borrowers, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or Property or in obligations of any of the CSC Ohio Companies, or make any loan, advance or extension of credit to the CSC Parent Companies, except that the Borrowers may make any Distributions permitted under the provisions of subsection 9.3.

          8.6. CONSOLIDATED ASSETS. At least eighty percent (80%) of the value of the consolidated assets of the CSC Companies shall at all times be owned by the CSC Parent/Borrower Companies, and no assets shall be transferred by the CSC Parent/Borrower Companies to any of the CSC Ohio Subsidiaries except in the ordinary course of business.

          8.7. COMPLIANCE WITH ERISA. (a) Terminate any Plan so as to result in any material liability to PBGC, (b) engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Plan which would result in a material liability for an excise tax or civil penalty in connection therewith, (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan, or (d) allow or suffer to exist any event or condition which presents a material risk of incurring a material liability to PBGC by reason of termination of any such Plan.

          8.8. NO CHANGE IN FISCAL-YEAR PERIOD. Change its fiscal year period without the prior written consent of the Agent.

          8.9. TRANSACTIONS WITH CSC AFFILIATES. Enter into any transaction, including without limitation any purchase, sale, lease or exchange of Property or the rendering of any service, with any CSC Affiliate unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of business and is upon fair and reasonable terms no less favorable to the affected CSC Ohio Company than it would obtain in a comparable arm's-length transaction with a Person not a CSC Affiliate.





                            FORM 10Q - Page 54 of 88

          SECTION 9.  ADDITIONAL PROVISIONS.

          The Borrowers hereby jointly and severally agree that, in addition to and/or duplication of other provisions contained herein, so long as the Commitment remains in effect or any Note or Letter of Credit issued hereunder remains outstanding and unpaid or any other amount is owing to the Agent or any Bank hereunder, the following provisions must be complied with and satisfied in order for the Borrowers to avoid a Default hereunder:

          9.1.  SALE OF STOCK OR ASSETS.

         (a) SALE OF SUBSIDIARY STOCK. None of the CSC Parent/Borrower Companies shall at any time sell or otherwise dispose of any shares of the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any CSC Subsidiary including the Borrowers (said stock, stock options, warrants and other Securities herein called "Subsidiary Stock"), and none of the CSC Parent/Borrower Companies shall at any time permit any CSC Subsidiary to issue its own Subsidiary Stock, or to sell or otherwise dispose of any shares of Subsidiary Stock issued by any other CSC Subsidiary, if the effect of the transaction would be to reduce the proportionate interest of the CSC Parent/Borrower Companies (taken as a whole), whether held directly or indirectly, in the outstanding Subsidiary Stock of the CSC Subsidiary (the "Disposition Subsidiary") whose shares are the subject of the transaction, PROVIDED that the foregoing restrictions do not apply to:

                 (i)  The issue of directors' qualifying shares;

                 (ii) Any such sale, other disposition or issuance if the proceeds thereof are not used, directly or indirectly, by any of the CSC Companies to make a Funded Debt Payment, Restricted Investment or Distribution (other than a Permitted Distribution); and

                 (iii) The sale for a cash consideration at one time (the "Stock Disposition Date") to a Person (other than directly or indirectly to a CSC Affiliate) of the entire investment (whether represented by stock, debt, claims or otherwise) of the CSC Companies in such Disposition Subsidiary, if all of the following conditions shall have been satisfied:

                        (A)  The sum of:

                              (I) The Disposition Value of the assets of the Disposition Subsidiary; PLUS

                             (II) The Disposition Value of the assets of all CSC Subsidiaries whose Subsidiary Stock was subject to a disposition pursuant to this subsection 9.1(a) (except dispositions to which subsection 9.1(a)(i) or subsection 9.1(a)(ii) is applicable) during the period ending on the Stock Disposition Date and commencing on the first day of the fiscal year of CSC in which the Stock Disposition Date falls, inclusive; PLUS

                             (III) The aggregate Disposition Value of assets (excluding assets disposed of in Excluded Asset Sales) owned by the CSC Companies the disposition of which was made pursuant to subsection 9.1(b) and consummated during the period ending on the Stock Disposition Date and commencing on the first day of the fiscal year of CSC in which the Stock Disposition Date falls, inclusive;

                 shall not exceed ten percent (10%) of the consolidated assets of the CSC Companies, as determined (immediately prior to such sale) as of the Stock Disposition Date;

                        (B)  The sum of:


                            FORM 10Q - Page 55 of 88

                              (I) The Disposition Value of the assets of the Disposition Subsidiary; PLUS

                             (II) The Disposition Value of the assets of all CSC Subsidiaries whose Subsidiary Stock was subject to a disposition pursuant to this subsection 9.1(a) (except dispositions to which subsection 9.1(a)(i) or subsection 9.1(a)(ii) is applicable) during the period ending on the Stock Disposition Date and commencing on the NPA Date, inclusive; PLUS

                             (III) The aggregate Disposition Value of assets (excluding assets disposed of in Excluded Asset Sales) owned by the CSC Companies the disposition of which was made pursuant to subsection 9.1(b) and consummated during theperiod ending on the Stock Disposition Date and commencing on the NPA Date, inclusive;

                 shall not exceed twenty-five percent (25%) of the consolidated assets of the CSC Companies, as determined (immediately prior to such sale) as of the Stock Disposition Date;

                        (C) In the opinion of the board of directors of the appropriate CSC Parent/Borrower Company, the sale is for Fair Market Value and is in the best interests of the appropriate CSC Parent/Borrower Company;

                        (D) The Disposition Subsidiary shall have no continuing investment in any of the CSC Companies not being simultaneously disposed of; and

                        (E) Immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist and no Default or Event of Default would have existed in respect of subsection 9.5 and subsection 9.6 if the full effect of such transaction had been reflected in the consolidated balance sheet of the CSC Companies as of the last day of the then most recently ended fiscal month of CSC.

          (b) SALE OF ASSETS. None of the CSC Parent/Borrower Companies shall, nor shall any of them permit any CSC Subsidiary to, at any time, sell, lease as lessor, transfer or otherwise dispose of assets, except (i) in the ordinary course of business, (ii) pursuant to subsection 9.8, (iii) for any such sale, lease, transfer or disposition the only parties to which are any one or more of the CSC Companies (except that Subsidiary Stock may only be sold or disposed of pursuant to subsection 9.1(a)), (iv) for any such sale, transfer or disposition otherwise permitted by subsection 9.1(a), and (v) for any such sale, lease, transfer or other disposition of the Phillipi Property or Short Term Real Property if the proceeds thereof are not used, directly or indirectly, by any of the CSC Companies to make a Funded Debt Payment, Restricted Investment or Distribution other than a Permitted Distribution (such excepted transactions being herein referred to, collectively, as "Excluded Asset Sales"), PROVIDED that the foregoing restrictions do not apply to the sale of such assets for cash consideration at one time (the "Asset Disposition Date") to a Person other than a CSC Affiliate if all of the following conditions shall have been satisfied:

                        (A)  The sum of:

                             (I)  The Disposition Value of such assets; PLUS

                             (II)  The Disposition Value of all assets
                        (excluding assets disposed of in Excluded Asset Sales) of the CSC Companies sold during the period ending on the Asset Disposition Date and commencing on the first day of the





                            FORM 10Q - Page 56 of 88
                        fiscal year of CSC in which the Asset Disposition Date falls, inclusive; PLUS

                             (III) The Disposition Value of the assets of all Disposition Subsidiaries disposed of pursuant to subsection 9.1(a) (except dispositions to which subsection 9.1(a)(i) or subsection 9.1(a)(ii) is applicable) during the period ending on the Asset Disposition Date and commencing on the first day of the fiscal year of CSC in which the Asset Disposition Date falls, inclusive;

                 shall not exceed ten percent (10%) of the consolidated assets of the CSC Companies, as determined (immediately prior to such sale) as of the Asset Disposition Date;

                        (B)  The sum of:

                             (I)  The Disposition Value of such assets; PLUS

                             (II)  The Disposition Value of all assets
                        (excluding assets disposed of in Excluded Asset Sales) of the CSC Companies sold during the period ending on the Asset Disposition Date and commencing on the NPA Date, inclusive; PLUS

                             (III) The Disposition Value of the assets of all Disposition Subsidiaries disposed of pursuant to subsection 9.1(a) (except dispositions to which subsection 9.1(a)(i) or subsection 9.1(a)(ii) is applicable) during the period ending on the Asset Disposition Date and commencing on the NPA Date, inclusive;

                 shall not exceed twenty-five percent (25%) of the consolidated assets of the CSC Companies, as determined (immediately prior to such sale) as of the Asset Disposition Date;

                        (C) In the opinion of the board of directors of the appropriate CSC Parent/Borrower Company, the sale is for Fair Market Value and is in the best interests of the appropriate CSC Parent/Borrower Company; and

                        (D) Immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default would exist and no Default or Event of Default would have existed in respect of subsection 9.5 and subsection 9.6 if the full effect of such transaction had been reflected in the consolidated balance sheet of the CSC Companies as of the last day of the then most recently ended fiscal month of CSC.

          (c) SALE OF TRO AND BORROWERS STOCK. Notwithstanding the above provisions of this subsection 9.1, neither of the CSC Parent Companies shall at any time sell or otherwise dispose of any shares of the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of TRO or either of the Borrowers.

          9.2. MERGER AND CONSOLIDATION. None of the CSC Parent/Borrower Companies shall, nor shall any of them permit any CSC Subsidiary to, at any time, consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it (except that (a) the CSC Parent/Borrower Companies may merge with or consolidate into each other as long as the surviving corporation assumes (in case either of the CSC Parent Companies shall be the surviving corporation), or reaffirms (in case either of the Borrowers shall be the surviving corporation), in writing the due and punctual payment of the principal of and premium and interest on all Notes (according to their tenor) and the due and punctual performance and observance of all the covenants in this Agreement and in the Notes and (b) any CSC Subsidiary may consolidate with or merge into (i) any other CSC Subsidiary and





                            FORM 10Q - Page 57 of 88

(ii) any of the CSC Parent/Borrower Companies if the CSC Parent/Borrower Company is the corporation which results from such merger or consolidation); PROVIDED, HOWEVER, that the foregoing restriction shall not apply to the merger or consolidation of any of the CSC Companies with another corporation if:

                        (A) The corporation which results from such merger or consolidation (the "Surviving Corporation") is organized under the laws of the United States or any jurisdiction thereof;

                        (B) In the case of a merger or consolidation involving either of the Borrowers, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants in the Notes and this Agreement to be performed or observed by the Borrowers, and/or, in the case of a merger or consolidation involving either of the CSC Parent Companies, the due and punctual performance and observance of all the covenants in this Agreement and the Credit Guarantee to be performed or observed by such CSC Parent Company are expressly reaffirmed in writing by the Surviving Corporation; and

                        (C) Immediately after the consummation of the transaction, and after giving effect thereto, no Default or Event of Default would exist and no Default or Event of Default would have existed in respect of subsection 9.5 and subsection 9.6 if the full effect of such transaction had been reflected in the consolidated balance sheet of the CSC Companies as of the last day of the then most recently ended fiscal month of CSC.


          9.3. DISTRIBUTIONS, OPTIONAL SUBORDINATED DEBT PAYMENTS AND RESTRICTED INVESTMENTS.

          (a) LIMITS. Subject to subsection 9.3(c), none of the CSC Parent/Borrower Companies shall, nor shall any of them permit any CSC Subsidiary to, at any time, declare or make or incur any liability to declare or make any Distribution (other than a Permitted Distribution) in respect of the capital stock of any such Person, make or authorize any Restricted Investment or make any Optional Subordinated Debt Payment (other than a Permitted Optional Subordinated Debt Payment) unless, immediately after giving effect to the proposed Distribution, Restricted Investment or Optional Subordinated Debt Payment:

                 (i) The sum of (A) the aggregate amount of Restricted Investments (valued immediately after such action), PLUS (B) the aggregate amount of Distributions (other than Permitted Distributions) in respect of the capital stock of any such Person made during the period commencing on January 31, 1987 and ending on the date of such proposed Distribution, Restricted Investment or Optional Subordinated Debt Payment, PLUS (C) the aggregate principal amount of all Optional Subordinated Debt Payments (other than Permitted Optional Subordinated Debt Payments) made by any of the CSC Companies during the period commencing on January 31, 1987 and ending on the date of such proposed Distribution, Restricted Investment or Optional Subordinated Debt Payment, would not exceed the result of
          (1) $9,500,000, PLUS (2) the net proceeds from any sale of capital stock of CSC received by CSC subsequent to January 31, 1987, PLUS (3) 75% of Consolidated Adjusted Net Income for the period commencing on January 31, 1987 and ending on the last day of the then most recently ended fiscal quarter of CSC (MINUS 100% of Consolidated Adjusted Net Income for such period if Consolidated Adjusted Net Income for such period is a loss); and

                 (ii) No Default or Event of Default would exist and no Default or Event of Default would have existed in respect of subsection 9.5 and subsection 9.6 if the full effect of such proposed Distribution,





                            FORM 10Q - Page 58 of 88

          Restricted Investment or Optional Subordinated Debt Payment had been reflected in the consolidated balance sheet of the CSC Companies as of the last day of the then most recently ended fiscal month of CSC.

For the purpose of making computations under this subsection 9.3(a), there shall be excluded each Restricted Investment made solely by issuance of common stock of the CSC Parent/Borrower Companies. Any corporation which becomes a CSC Subsidiary after January 31, 1987 shall be deemed to have made, at the time it becomes a CSC Subsidiary, all Restricted Investments of such corporation existing immediately after it becomes a CSC Subsidiary.
          (b) TIME OF PAYMENT. CSC shall not at any time authorize a Distribution on its capital stock which is not payable within sixty (60) days of authorization.

          (c) DECLARATION AND PAYMENT. Any Distribution by any of the CSC Companies which would be permissible under the provisions of subsection 9.3 if made on the date of declaration shall be permissible if made within sixty (60) days after such date.

          9.4.  LIENS AND ENCUMBRANCES.

          (a) NEGATIVE PLEDGE. None of the CSC Parent/Borrower Companies shall at any time, nor shall any of them permit at any time any CSC Subsidiary to, cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of their Property, whether now owned or hereafter acquired, to be subject to a Lien except:

                 (i) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, PROVIDED the payment thereof is not at the time required by subsection 7.3;

                 (ii) Liens incurred or deposits made in the ordinary course of business (A) in connection with workmen's compensation, unemployment insurance, social security and other like laws, (B) to secure appeal bonds, supersedeas bonds and other similar Liens arising in connection with court proceedings (including without limitation surety bonds and Letters of Credit) or any other instrument serving a similar purpose, PROVIDED that the aggregate amount so secured, together with all amounts secured by the Liens referred to in subsection 9.4(a)(iii), shall not at any time exceed $1,000,000, or (C) to secure the performance of Letters of Credit, bids, tenders, sales contracts, leases, statutory obligations, surety and performance bonds (of a type other than set forth in clause (B) of this subsection 9.4(a)(ii)); PROVIDED that such obligations, and other similar obligations, are not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property and do not in the aggregate materially detract from the value of the Properties subject thereto or materially interfere with their use in the ordinary conduct of the owning Person's business;

                (iii) Attachments, judgments and other similar Liens arising in connection with court proceedings, PROVIDED that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings, and PROVIDED, FURTHER, that the aggregate amount so secured, together with all amounts secured by the Liens referred to in subsection 9.4(a)(ii)(B), shall not at any time exceed $1,000,000;

                 (iv) Liens on Property of a CSC Subsidiary, PROVIDED that such Liens secure only obligations owing to another CSC Company;

                 (v) Reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property, PROVIDED that they do not in the aggregate materially detract from the





                            FORM 10Q - Page 59 of 88
          value of said Properties or materially interfere with their use in the ordinary conduct of the owning Person's business;

                 (vi) (A) Liens on Property acquired or constructed by any of the CSC Companies after the NPA Date, which Liens secure all or a portion of the related purchase price or construction costs of such Property; PROVIDED the such Liens shall have attached contemporaneously with, or within one hundred twenty (120) days after, such acquisition or the commencement of such construction;

                       (B) Liens on Property existing at the time of the acquisition thereof by any of the CSC Companies (whether or not the Indebtedness secured by such Liens shall have been assumed by any of them), including without limitation any Property acquired in connection with the sale or other transfer of all or substantially all of the Property of any Person to any of the CSC Companies; and

                       (C) Liens on Property of any corporation existing at the time it becomes a CSC Subsidiary or at the time it is merged or consolidated with any of the CSC Parent/Borrower Companies;

          PROVIDED that, in each case, (1) no such Lien (x) secures an amount exceeding 100% of the Fair Market Value of the Property encumbered thereby or (y) extends to any other Property of any of the CSC Companies and (2) immediately after giving effect to the creation of such Lien, the acquisition of such Property or the acquisition, merger or consolidation of any such corporation, no Default or Event of Default would exist. As used in the immediately preceding proviso, "Fair Market Value" shall mean the purchase price in any case in which the Property encumbered by any such Lien was itself acquired by any of the CSC Companies in an arm's-length sale for a stated price from a Person other than any of the CSC Companies or any CSC Affiliate, and, in all other cases, "Fair Market Value" shall mean Fair Market Value as established by a written appraisal prepared by a professional appraiser unaffiliated with any of the CSC Companies or CSC Affiliate;

                 (vii)  Liens existing as of the NPA Date and described on
          Schedule II to the Note Purchase Agreement, securing Indebtedness outstanding on the NPA Date, or extensions or refundings thereof, PROVIDED that the amount secured by any such Lien shall not exceed the amount outstanding immediately prior to any such extension or refunding; and PROVIDED, FURTHER, that such Liens shall not encumber any Property other than Property encumbered thereby on the NPA Date;

                 (viii) Liens on the Distribution Center securing an original principal amount of Indebtedness not in excess of $10,000,000, and any extensions or refundings thereof, PROVIDED that (i) the original principal amount of Indebtedness so secured shall be borrowed by the Borrowers at one time, (ii) the principal amount of Indebtedness outstanding immediately after any extension or refunding of such Indebtedness shall not exceed the principal amount outstanding immediately prior thereto and (iii) such Liens shall not encumber any Property other than the Distribution Center;

                 (ix) Liens arising out of any Sale and Leaseback Transaction permitted by subsection 9.8;

                 (x) Liens securing Adjusted Funded Debt or Current Debt of any of the CSC Companies, to the extent not otherwise permitted pursuant to subsection 9.4(a)(i) through subsection 9.4(a)(ix), inclusive, PROVIDED that (A) the sum of (x) Consolidated Adjusted Funded Debt and Consolidated Current Debt (after giving effect to such Adjusted Funded Debt and Current Debt) secured pursuant to this subsection 9.4(a)(x), PLUS (y) all unsecured Adjusted Funded Debt and Current Debt secured by Liens permitted by subsection 9.4(a)(vii), shall not exceed 15% of Consolidated Adjusted Net Worth determined immediately prior to the





                            FORM 10Q - Page 60 of 88
          incurrence of such Adjusted Funded Debt or Current Debt and (B) immediately after the incurrence of such Adjusted Funded Debt or Current Debt, no Default or Event of Default would exist and no Default or Event of Default would have existed in respect of subsection 9.5 and subsection 9.6 if such Adjusted Funded Debt or Current Debt had been incurred on the last day of the then most recently ended fiscal month; and

                 (xi) Liens in respect of which any of the CSC Companies shall have made, or caused to have been made, provision, satisfactory to all of the Banks, whereby the Notes shall be secured equally and ratably with all obligations secured by all such Liens and shall be entitled to share in any of the benefits thereunder (including without limitation any of the proceeds realized therefrom) without first exhausting any other right created by this Agreement and, without limiting the generality of the foregoing, shall be entitled to share in such benefits and proceeds from such Liens irrespective of the fact that the obligations secured by such Liens shall mature normally or by acceleration prior to the maturity of the Notes.

          (b) EQUAL AND RATABLE LIEN; EQUITABLE LIEN. In case any Property shall be subjected to a Lien in violation of subsection 9.4(a), the CSC Parent/Borrower Companies shall make or cause to be made provision, satisfactory to all of the Banks, whereby the Notes shall be secured equally and ratably, in the manner provided in subsection 9.4(a)(xi), with all other obligations secured by such Property, and in any such case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders may be entitled thereto under applicable law, of an equitable Lien on such Property securing the Notes. Until such provision shall be made, such violation of subsection 9.4(a) shall constitute an Event of Default hereunder.

          (c) FINANCING STATEMENTS. None of the CSC Parent/Borrower Companies shall, nor shall any of them permit any CSC Subsidiary to, sign or file a financing statement under the Uniform Commercial Code of any jurisdiction which names any of the CSC Companies as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest which any of the CSC Companies is entitled to create, assume or incur, or permit to exist, under the foregoing provisions of subsection 9.4(a), or to evidence for informational purposes a lessor's interest in Property leased to any of the CSC Companies.

          9.5. CONSOLIDATED ADJUSTED NET WORTH TESTS. None of the CSC Parent/Borrower Companies shall, nor shall any of the CSC Parent/Borrower Companies permit any of the CSC Subsidiaries to, (a) permit Consolidated Adjusted Net Worth at any time to be less than $200,000,000 plus an amount equal to any net proceeds to the CSC Parent Companies of any offering of equity securities of the CSC Parent Companies, or (b) permit the ratio of Consolidated Total Liabilities to Consolidated Adjusted Net Worth at any time to be greater than 2.00 to 1.00.

          9.6. CONSOLIDATED ADJUSTED FUNDED DEBT TEST. None of the CSC Parent/Borrower Companies shall, nor shall any of the CSC Parent/Borrower Companies permit any of the CSC Subsidiaries to, permit Consolidated Adjusted Funded Debt to exceed 50% of Consolidated Adjusted Capitalization, as determined as of the end of the most recent fiscal month of CSC.

          9.7. CSC OHIO SUBSIDIARY INDEBTEDNESS. The CSC Parent/Borrower Companies shall not permit any CSC Ohio Subsidiary, at any time, to incur any Adjusted Funded Debt or Current Debt, except Adjusted Funded Debt or Current Debt owing to any of the CSC Companies, unless, immediately after giving effect thereto, (A) the sum of:

                 (i) Consolidated Adjusted Funded Debt and Consolidated Current Debt secured pursuant to subsection 9.4(a)(x); PLUS





                            FORM 10Q - Page 61 of 88

                 (ii) All unsecured Adjusted Funded Debt and Current Debt of the CSC Ohio Subsidiaries owing to Persons other than any of the CSC Companies; PLUS

                 (iii) Consolidated Adjusted Funded Debt and Consolidated Current Debt secured by Liens permitted by subsection 9.4(a)(vii);

would not exceed 15% of Consolidated Adjusted Net Worth, determined at such time, and (B) no Default or Event of Default would exist. The CSC Parent/Borrower Companies shall not permit any CSC Ohio Subsidiary, at any time, to issue or have outstanding any Preferred Stock, except Preferred Stock owned by any of the CSC Companies.

          9.8. SALE AND LEASEBACK TRANSACTIONS. None of the CSC Parent/Borrower Companies shall, nor shall any of them permit any CSC Subsidiary to, at any time, enter into any proposed Sale and Leaseback Transaction if, immediately after giving effect thereto, the aggregate net cash proceeds received by the CSC Companies in respect to all Ongoing Sale and Leaseback Transactions consummated subsequent to the NPA Date and at or prior to the time of such proposed Sale and Leaseback Transaction (including without limitation such proposed Sale and Leaseback Transaction) would exceed 15% of Consolidated Adjusted Net Worth, determined at such time. "Ongoing Sale and Leaseback Transaction" means, at any time, a previously consummated Sale and Leaseback Transaction with respect to which the Property which was sold in connection therewith remains subject to the lease entered into at the time of consummation of such Sale and Leaseback Transaction.

          9.9.  FIXED CHARGE COVERAGE.

          (a) The CSC Parent/Borrower Companies shall at all times maintain Consolidated Adjusted Net Income Available for Fixed Charges, for the immediately preceding period of four consecutive fiscal quarters of CSC, at not less than 175% of Consolidated Adjusted Fixed Charges for such period.

          9.10.  ERISA COMPLIANCE.

          (a) COMPLIANCE. Each of the ERISA Companies shall, at all times with respect to each Pension Plan, (i) except to the extent waived pursuant to
Section 303 of ERISA or Section 412 of the Code, as the case may be, make timely payment of contributions required (A) to meet the minimum funding standard set forth in ERISA or the Code with respect thereto or (B) to be paid as provided for by Section 515 of ERISA, and (ii) comply with all other applicable provisions of ERISA.

          (b) RELATIONSHIP OF VESTED BENEFITS TO PENSION PLAN ASSETS. Without limiting the undertakings of the CSC Parent/Borrower Companies under subsection 9.10(a), the CSC Parent/Borrower Companies shall not at any time permit the present value of all employee benefits vested under any Pension Plan to be more than 133 1/3% of the assets allocable to such vested benefits at such time, in each case as determined pursuant to subsection 9.10(c); PROVIDED, HOWEVER, that this requirement of subsection 9.10(b) shall terminate if and at such time as such a requirement is no longer in effect under the terms of the Note Purchase Agreement.

          (c) VALUATIONS. All assumptions and methods used to determine the actuarial valuation of vested employee benefits under Pension Plans and the present value of assets of Pension Plans shall be reasonable in the good faith judgment of the CSC Parent/Borrower Companies and shall comply with all Requirements of Law.

          (d)  PROHIBITED ACTIONS.  None of the ERISA Companies shall:

                 (i) Engage in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code);
                 (ii) Incur with respect to any Pension Plan any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA), whether or not waived;




                            FORM 10Q - Page 62 of 88

                 (iii) Terminate any Pension Plan in a manner which could result in (A) the imposition of a Lien on the Property of any of the CSC Companies pursuant to Section 4068 of ERISA or (B) the creation of any liability under Section 4062 of ERISA;

                 (iv) Fail to make any payment required by Section 515 of ERISA; or

                 (v) Except as disclosed in Annex 3 to the Note Purchase Agreement, be an "employer" (as such term is defined in Section 3 of ERISA) required to contribute to any Multiemployer Plan or a "substantial employer" (as such term is defined in Section 4001 of ERISA) required to contribute to any Multiple Employer Plan.

          (e) FOREIGN PENSION PLANS. The CSC Parent/Borrower Companies shall, and shall cause the CSC Subsidiaries responsible therefor to, make all required payments in respect of funding of any Foreign Pension Plan and otherwise comply in all material respects with all applicable laws, statutes, rules and regulations governing or affecting any Foreign Pension Plan.

          9.11. TRANSACTIONS WITH CSC AFFILIATES. None of the CSC Parent/Borrower Companies shall, nor shall any of them permit any CSC Subsidiary to, enter into any transaction, including without limitation the purchase, sale or exchange of Property or the rendering of any service, with any CSC Affiliate except in the ordinary course of and pursuant to the reasonable requirements of such CSC Company's business and upon fair and reasonable terms no less favorable to such CSC Company than would obtain in a comparable arm's-length transaction with a Person not a CSC Affiliate.


          SECTION 10.  EVENTS OF DEFAULT.
          Upon the occurrence of any of the following events (an "Event of Default"):

          (a) The Borrowers shall fail to pay (i) any principal of any Loan when due (whether at the stated maturity, by acceleration or otherwise) in accordance with the terms hereof or of any Note or (ii) any interest on any Note, any fee or any other amount payable hereunder within five days after any such amount becomes due;

          (b) Any representation or warranty made or deemed made by any one or more of the CSC Companies in any Loan Document or contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

          (c) Any one or more of the CSC Ohio Companies shall default in the observance or performance of any covenant or agreement contained in Section 7 and such default shall continue unremedied for a period of 30 days;

          (d) Any one or more of the CSC Ohio Companies shall default in the observance or performance of any provision contained in Section 8 or Section 9 or any other covenant or agreement contained in any Loan Document and such default shall continue unremedied for a period of 30 days after notice from any Bank or the Agent;

          (e) Either of the CSC Parent Companies shall default in the observance or performance of any covenant or agreement contained in its Credit Guarantee which default shall continue unremedied for a period of 30 days after notice from any Bank or the Agent;

          (f) Any Credit Guarantee of either of the CSC Parent Companies or a Significant Subsidiary shall cease, for any reason (other than by reason of any applicable law concerning the enforceability of a Guarantee by a subsidiary of an obligation of its parent), to be in full force and effect or





                            FORM 10Q - Page 63 of 88
either of the CSC Parent Companies or any Significant Subsidiary party thereto shall so assert in writing, or any such Guarantee shall cease to fully guarantee the obligations of the Borrowers under and in respect of this Agreement and the Notes, unless such event is the result of any transaction permitted pursuant to clause (c) of subsection 8.3;

          (g) Either of the CSC Parent Companies or either of the Borrowers or any Significant Subsidiary (i) shall default in any payment of principal of or interest on any Indebtedness exceeding in the aggregate $1,000,000 (other than the Notes) or in the payment of any Contingent Obligations exceeding in the aggregate $1,000,000 beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created; or (ii) shall default in the observance or performance of any agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, any such Indebtedness or Contingent Obligation to become due prior to its stated maturity (any applicable grace period having expired);

          (h) (i) Any of the CSC Parent/Borrower Companies or any of their Significant Subsidiaries shall commence any case, proceeding or other action
(A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any of the CSC Parent/Borrower Companies or any of their Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any of the CSC Parent/Borrower Companies or any of their Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) is not dismissed, discharged, stayed or bonded within 90 days; or (iii) there shall be commenced against any of the CSC Parent/Borrower Companies or any of their Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets, which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 90 days from the entry thereof and which shall involve in the aggregate a liability (to the extent not paid or covered by insurance) of more than $500,000 at any one time outstanding; or (iv) any of the CSC Parent/Borrower Companies or any of their Significant Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) any of the CSC Parent/Borrower Companies or any of their Significant Subsidiaries shall generally not pay its debts as they become due;

          (i) (i) Any one or more of the CSC Ohio Companies (or any officer or director thereof) shall engage in any "prohibited transaction" (as defined in
Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA) shall exist with respect to any Single Employer Plan, (iii) with respect to any Multiemployer Plan, any ERISA Company fails to make a contribution required to be made thereto, or withdraws therefrom, where in either event the liability of any ERISA Company is in excess of $1,000,000, (iv) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Agent or any Bank, likely to result in the





                            FORM 10Q - Page 64 of 88
termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for ten days after notice of such Reportable Event pursuant to Section 4043(a), (c) or
(d) of ERISA is given or the continuance of such proceedings for ten days after commencement thereof, as the case may be, (v) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (vi) any other similar event or condition shall occur or exist with respect to any Plan; and in each case in clauses (i) through (vi) above, in the opinion of the Agent or any Bank, such event or condition, together with all other such events or conditions in clauses (i) through (vi) above, if any, would subject any one or more of the CSC Ohio Companies to any tax, penalty or other liabilities under ERISA in the aggregate material in relation to the business, operations, Property or financial or other condition of the CSC Ohio Companies taken as a whole;

          (j) One or more judgments or decrees shall be entered against any one or more of the CSC Companies and shall not be dismissed, discharged, stayed or bonded within a period of 60 days and shall involve in the aggregate a liability (to the extent not paid or covered by insurance) of more than $500,000 at any one time outstanding; or

          (k) (i) Any one or more of the CSC Ohio Companies shall fail to make any payment (beyond any applicable grace period with respect thereto) due on any Indebtedness or Security in an aggregate amount in excess of $1,000,000 or
(ii) any event shall occur or any condition shall exist in respect of any such Indebtedness or Security of the CSC Companies, or under any agreement securing or relating to such Indebtedness or Security, the effect of which is (A) to cause (or permit any holder of such Indebtedness or Security or a trustee to cause) such Indebtedness or Security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date or dates of payment, or (B) to permit the holder of any Security (other than common stock of any one or more of the CSC Companies) or a trustee to elect a majority of the directors on the board of directors of any such CSC Company;

then, and in any such event, (a) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (h) above, automatically the Commitment shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under and in respect of this Agreement and the Notes shall immediately become due and payable, and (b) if such event is any other Event of Default, so long as any such Event of Default shall be continuing, either of the following actions may be taken: (i) the Agent shall at the request of or with the consent of all of the Banks, by notice to the Borrowers, declare the Commitment to be terminated forthwith, whereupon the Commitment shall immediately terminate; and (ii) the Agent shall at the request of or with the consent of all of the Banks, by notice of default to the Borrowers, declare the Loans (with accrued interest thereon) and all other amounts owing under and in respect of this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 10, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


          SECTION 11.   AGENT.
          11.1. APPOINTMENT. Each Bank hereby irrevocably designates and appoints the Agent as agent of such Bank under this Agreement and each of the Loan Documents, and each such Bank hereby irrevocably authorizes the Agent, as agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the Loan Documents, and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any of the Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read





                            FORM 10Q - Page 65 of 88
into this Agreement or any of the Loan Documents, or otherwise exist against the Agent.

          11.2. DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          11.3. EXCULPATORY PROVISIONS. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any of the Loan Documents (except for its or such person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrowers or any officer thereof contained in this Agreement or any of the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any of the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Loan Documents, or for any failure of the Borrowers to perform their obligations hereunder or thereunder. The Agent shall be under no obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the Loan Documents, or to inspect the properties, books or records of the Borrowers.

          11.4. RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, guaranty, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including without limitation counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any note as the owner thereof for all purposes. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or the Loan Documents unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by all Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Banks and all future holders of the Notes.

          11.5. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from any Bank or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." If the Agent receives such a notice, the Agent shall give notice thereto to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; PROVIDED that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          11.6. NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed





                            FORM 10Q - Page 66 of 88
to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          11.7. INDEMNIFICATION. Each Bank agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective amounts of its Percentage (DLCF) if the indemnification matter relates specifically to a DLCF Letter of Credit or a DLCF Loan, Percentage
(ASRC) if the indemnification matter relates specifically to a Revolving Credit Loan (ASRC) and Percentage (BRC) if the indemnification matter relates to anything else, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

          11.8. AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Agent were not the agent hereunder. With respect to its loans made or renewed by it and any Note issued to it and with respect to any Letters of Credit issued by it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

          11.9. SUCCESSOR AGENT. The Agent may resign as agent upon ten days' notice to the Banks. If the Agent shall resign as agent under this Agreement, then the Required Banks shall appoint from among the Banks a successor agent for the Banks, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation hereunder as the Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.


          SECTION 12.  MISCELLANEOUS.
          12.1. AMENDMENTS AND WAIVERS. The Loan Documents to which the Borrowers are parties may not be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrowers and each of the Banks or by the Borrowers and the Agent with the written consent of each of the Banks. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrowers, the Banks and all future holders of any Note.





                            FORM 10Q - Page 67 of 88

In the case of any waiver, the Borrowers and the Banks shall be restored to their former position and rights hereunder and under the Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          12.2. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including telex or facsimile) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telex or facsimile notice, when sent, answerback received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of any Note:

         Borrowers:                     Consolidated Stores Corporation and
                                        C.S. Ross Company
                                        300 Phillipi Road
                                        Columbus, Ohio 43228
                                        Attention:  James A. McGrady
                                                    Vice President and Treasurer

         With copy to:                  Consolidated Stores Corporation and
                                        C.S. Ross Company
                                        300 Phillipi Road
                                        Columbus, Ohio 43228
                                        Attention:  Albert Bell, Senior Vice
                                                    President, General Counsel
                                                    and Secretary

          Agent and                     National City Bank, Columbus
          National City:                155 East Broad Street
                                        Columbus, Ohio 43251
                                        Attention:  Ralph A. Kaparos
                                                    Senior Vice President

          NBD:   NBD Bank, N.A.
                                        611 Woodward Avenue
                                        Detroit, Michigan  48226
                                        Attention:  Michael C. Mahoney
                                                    Second Vice President



          Bank One:                     Bank One, Columbus, N.A.
                                        100 East Broad Street
                                        Columbus, Ohio  43271
                                        Attention:  Thomas E. Redmond
                                                    Vice President

          Bank of Tokyo:                The Bank of Tokyo Trust Company
                                        Exxon Building, 12th Floor
                                        1251 Avenue of the Americas
                                        New York, New York  10116
                                        Attention:  National Banking Department


PROVIDED that any notice, request or demand to or upon the Agent or any Bank pursuant to Sections 2 and 3 shall not be effective until received.

          12.3. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and





                            FORM 10Q - Page 68 of 88
privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          12.4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of the Loan Documents.

          12.5. PAYMENT OF EXPENSES AND TAXES. The Borrowers agree (a) to pay or reimburse the Agent and each Bank for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, the Loan Documents and any other documents prepared in connection therewith, and the consummation of the transactions contemplated hereby and thereby, including without limitation the reasonable fees and disbursements of counsel to the Agent and of counsel (including in-house counsel) to each of the Banks, (b) to pay or reimburse the Agent and each of the Banks for all its costs and expenses incurred in connection with, and to pay, indemnify and hold harmless the Agent and each of the Banks against and from, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever arising out of or in connection with the enforcement or preservation of any rights under the Loan Documents and any such other documents, including without limitation reasonable fees and disbursements of counsel to the Agent and of counsel (including in-house counsel) to each of the Banks, (c) to pay, indemnify and hold harmless the Agent and each of the Banks against and from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any such other documents, and (d) to pay, indemnify and hold harmless the Agent and each of the Banks against and from any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with the use or the proposed use of the proceeds of the Loans (all of the foregoing, collectively, the "Indemnified Liabilities"), PROVIDED that the Borrowers shall have no obligation hereunder for Indemnified Liabilities with respect to the Agent or any Bank arising from (i) the gross negligence or willful misconduct of the Agent or such Bank, (ii) legal proceedings commenced against the Agent or such Bank, as the case may be, by any Security holder or creditor of the Agent or such Bank, arising out of and based upon rights afforded any such Security holder or creditor solely in its capacity as such, or (iii) legal proceedings commenced against the Agent or such Bank, as the case may be, by any other Bank or any Transferee. The agreements in this subsection 12.5 shall survive repayment of the Notes and all other amounts payable hereunder.

          12.6. SUCCESSORS AND ASSIGNS. This Agreement and each document and certificate delivered pursuant hereto shall be binding upon and inure to the benefit of the Borrowers, the Banks, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights under this Agreement without the prior written consent of the Banks. The Borrowers acknowledge that the Agent and the Banks may at any time sell, assign, transfer or grant participations in the Loans to other financial institutions (each a "Transferee"). The Borrowers agree that each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of the Loans held by it as fully as if such Transferee were the direct holder thereof.

          12.7. GOVERNING LAW; NO THIRD PARTY RIGHTS. This Agreement, the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the laws of the State of Ohio. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no





                            FORM 10Q - Page 69 of 88
other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

          12.8. ADJUSTMENTS; SET-OFF. If any Bank (a "Benefitted Bank") shall at any time receive any payment of all or part of its Loans, or interest thereon, or under a Guarantee receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (h) of Section 10, or otherwise), in a greater proportion than any such payment to or collateral received by any other Banks in respect of such other Banks' Loans and interest thereon, or Guarantee, such Benefitted Bank shall (unless such greater proportionate payment is expressly permitted hereunder) purchase for cash from such other Banks a participation in such portion of any such other Banks' Loans or Guarantee, or shall provide any such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with such other Banks; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers agree that the Benefitted Bank so purchasing a participation in a portion of any other Bank's Loans may exercise all rights of payment (including without limitation rights of set-off) with respect to such portion as fully as if such Benefitted Bank were the direct holder of such portion. In addition to any rights or remedies of the Agent and each of the Banks provided by law, upon the occurrence of any Event of Default or upon all of the Loans becoming or being declared to be due pursuant to Section 10, the Agent and each of the Banks are hereby irrevocably authorized without notice to the Borrowers (any such notice being expressly waived) to set-off and appropriate and apply all deposits (general and special, time or demand, provisional or final) in any currency and other indebtedness at any time held or owing by the Agent and each of the Banks to or for the credit or the account of the Borrowers against and on account of any obligations, liabilities and claims of the Borrowers to the Agent or such Bank, as the case may be, and in such amounts as the Agent or such Bank, as the case may be, may elect, although such obligations, liabilities and claims may be contingent or unmatured, PROVIDED that any such application of deposits shall be made first against obligations, liabilities and claims under the Loan Documents with each of the Banks benefitting therefrom as provided above in this subsection 12.8. The Agent and each Bank, as the case may be, shall promptly give the Borrowers notice of any set-off, PROVIDED that the failure to give such notice shall not affect the validity of such set-off.

          12.9. JOINT AND SEVERAL OBLIGATIONS. All indebtedness, liabilities and obligations of the Borrowers under this Agreement or the Notes, including without limitation all principal, interest, fees and costs and expenses, shall be joint and several, regardless of whether they are referred to as joint and several herein, and each Borrower shall be liable for all such indebtedness, liabilities and obligations of such Borrower and of all of the other
Borrowers, and the Banks shall have the right, in their sole discretion, to pursue their remedies against any Borrower without the need to pursue their remedies against any other Borrower. Notwithstanding anything herein to the contrary, indebtedness, obligations and liabilities of any Borrower referred to herein or in the Notes shall be interpreted to be the joint and several indebtedness, obligations and liabilities of all Borrowers. Notwithstanding anything to the contrary contained in this subsection or in this Agreement or otherwise to the contrary, no liability or obligation of any Borrower for contribution that shall accrue shall be paid nor shall it be deemed owed until all indebtedness, obligations and liabilities of all Borrowers to the Banks have been paid in full and the Borrowers have performed all of their other obligations under this Agreement and the Loan Documents.

          12.10. COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers, the Agent and each Bank.





                            FORM 10Q - Page 70 of 88

          12.11. EFFECTIVENESS. This Agreement shall become effective and binding upon the Borrowers, the Agent and the Banks as of the date of this Agreement.

          12.12. SEVERABILITY. Any provision of this Agreement which is prohibited, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, invalidity or unenforceability without invalidating the remaining provisions hereof, and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction or any other provision of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CONSOLIDATED STORES CORPORATION,        NATIONAL CITY BANK, COLUMBUS, as
  an Ohio Corporation                     Agent and as a Bank

By:                                     By:

Name:  James A. McGrady                   Ralph A. Kaparos
Title: Vice President and Treasurer       Senior Vice President


C.S. ROSS COMPANY, an Ohio              NBD BANK, N.A.
  Corporation

By:                                     By:
Name:  James A. McGrady                 Name:
Title: Vice President and Treasurer     Title:

                                        By:
                                        Name:
                                        Title:

                                        BANK ONE, COLUMBUS, N.A.

                                        By:
                                        Name:  Thomas E. Redmond
                                        Title: Vice President

                                        THE BANK OF TOKYO TRUST COMPANY

                                        By:
                                          Rodney J. Carson
                                          Vice President





                            FORM 10Q - Page 71 of 88